SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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STURM, RUGER & COMPANY, INC.
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 28, 2010

     NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Stockholders of STURM, RUGER & COMPANY, INC. (the “Company”) will be held at the Trumbull Marriott, 180 Hawley Lane, Trumbull, Connecticut 06611 on the 28th day of April, 2010 at 10:30 a.m. to consider and act upon the following:

1.	A proposal to elect seven (7) Directors to serve on the Board of Directors for the ensuing year;

2.	A proposal to ratify the appointment of McGladrey & Pullen, LLP as the Company's independent auditors for the 2010 fiscal year; and

3.	Any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     Only holders of record of Common Stock at the close of business on March 9, 2010 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. The complete list of stockholders entitled to vote at the Annual Meeting shall be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of 10 days prior to the Annual Meeting, at the Company's offices located at 1 Lacey Place, Southport, Connecticut 06890.

     The Company's Proxy Statement is attached hereto.

By Order of the Board of Directors

Leslie M. Gasper
Corporate Secretary

     Southport, Connecticut
     March 15, 2010

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. TO ENSURE THAT YOUR VOTE IS RECORDED PROMPTLY, PLEASE VOTE YOUR PROXY AS SOON AS POSSIBLE, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING. MOST SHAREHOLDERS HAVE THREE OPTIONS FOR SUBMITTING THEIR VOTES PRIOR TO THE ANNUAL MEETING: (1) VIA THE INTERNET, (2) BY TELEPHONE OR (3) BY REQUESTING AND RETURNING A PAPER PROXY USING THE POSTAGE-PAID ENVELOPE PROVIDED. REGISTERED STOCKHOLDERS MAY VIEW OR REQUEST THE PROXY MATERIALS AND VOTE THEIR PROXY AT WWW.INVESTORVOTE.COM OR BY TELEPHONE AT 1-800-652-8683. STOCKHOLDERS WHO HOLD THEIR SHARES THROUGH A BROKERAGE ACCOUNT MAY VIEW OR REQUEST THE PROXY MATERIALS AND VOTE THEIR PROXY AT WWW.PROXYVOTE.COM OR BY TELEPHONE AT 1-800-579-1639.

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Table of Contents

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March 15, 2010

PROXY STATEMENT

Annual Meeting of Stockholders of the Company to be held on April 28, 2010

PROXY SOLICITATION AND VOTING INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Sturm, Ruger & Company, Inc. (the “Company”) for use at the 2010 Annual Meeting of Stockholders (the “Meeting”) of the Company to be held at 10:30 a.m. on April 28, 2010 at the Trumbull Marriott, 180 Hawley Lane, Trumbull, Connecticut 06611 or at any adjournment or postponement thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement has been posted and is available on the Securities and Exchange Commission (the “SEC”) website at www.sec.gov and the Company’s website at www.ruger.com. In addition, registered stockholders may view or request the proxy materials and vote their proxy at www.investorvote.com or by telephone at 1-800-652-8683, and stockholders who hold their shares through a brokerage account may view or request the proxy materials and vote their proxy at www.proxyvote.com or by telephone at 1-800-579-1639.

     The mailing address of the principal executive office of the Company is 1 Lacey Place, Southport, Connecticut 06890.

     In accordance with rules established by the SEC that allow companies to furnish their proxy materials over the Internet, on March 19, 2010 we are mailing a Notice of Internet Availability of Proxy Materials instead of a paper copy of our Proxy Statement and Annual Report on Form 10-K to our stockholders who have not specified that they wish to receive paper copies of our proxy materials. The Notice of Availability of Proxy Materials also contains instructions on how to request a paper copy of our proxy materials, including our Proxy Statement, Annual Report on Form 10-K and a form of proxy card. We believe this process will allow us to provide our stockholders with the information they need in a more timely, environmentally friendly and cost-effective manner. All expenses in connection with the solicitation of these proxies, which are estimated to be $60,000, will be borne by the Company. We encourage our stockholders to contact the Company’s transfer agent, Computershare Investor Services, LLC, or their stockbroker to sign up for electronic delivery of proxy materials in order to reduce printing, mailing and environmental costs.

     If your proxy is signed and returned, it will be voted in accordance with its terms. However, a stockholder of record may revoke his or her proxy before it is exercised by: (i) giving written notice to the Company's Secretary at the Company's address indicated above, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Company's Secretary at or before the Meeting or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not, in and of itself, constitute revocation of a proxy).

     The Company's Annual Report on Form 10-K for the year ended December 31, 2009, including financial statements, is enclosed herewith and has been posted and is available on the SEC website at www.sec.gov and the Company’s website at www.ruger.com.

     Only holders of Common Stock, $1.00 par value, of the Company (the “Common Stock”) of record at the close of business on March 9, 2010 will be entitled to vote at the Meeting. Each holder of record of the issued and outstanding shares of voting Common Stock is entitled to one vote per share. As of March 9, 2010, 19,111,650 shares of Common Stock were issued and outstanding and there were no outstanding shares of any other class of stock. The stockholders holding a majority of the issued and outstanding Common Stock, either present in person or represented by proxy, will constitute a quorum for the transaction of business at the Meeting.

     In accordance with the Company's By-Laws and applicable law, the election of Directors will be determined by a plurality of the votes cast by the holders of shares present in person or by proxy and entitled to vote. Consequently, the seven nominees who receive the greatest number of votes cast for election as Directors will be elected. Shares present which are properly withheld as to voting with respect to any one or more nominees, and shares present with respect to which a broker indicates that it does not have authority to vote (“broker non-votes”), will be counted as being present at the Meeting.

However, these shares will not be counted as voting on the election of Directors, with the result that such abstentions and broker non-votes will have no effect as votes on the election of Directors.

     The affirmative vote of shares representing a majority of the shares present and entitled to vote is required to ratify the appointment of McGladrey & Pullen, LLP as the Company's independent auditors for the 2010 fiscal year, which is also to be voted on at the Meeting, and to approve any other matters properly presented at the Meeting. Shares which are voted to abstain on these matters and broker non-votes will be considered present at the Meeting but will not be counted as voting for these matters, with the result that abstention and broker non-votes will have the same effect as votes against the proposal.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

     Seven Directors will be elected at the Meeting, each to hold office until the next Annual Meeting of Stockholders or until his successor is elected and has qualified.

     Background

     Below is a discussion of certain events regarding the Board of Directors and the Company’s management that have taken place since January 1, 2009, at which time the members of the Board were Michael O. Fifer, John A. Cosentino, Jr., C. Michael Jacobi, John M. Kingsley, Jr., Stephen T. Merkel, James E. Service and Ronald C. Whitaker:
  On November 26, 2008, the Board authorized the repurchase of up to $5 million of the Company’s Common Stock. Under this repurchase program, the Company repurchased 2,400 shares at an average price of $6.03 during 2009. As of December 31, 2009, $4.7 million remained authorized and available for share repurchases, 19.0 million shares remain outstanding, and 3.7 million shares remain in the Company’s treasury account. On February 1, 2010, the Board increased the authorization to repurchase shares from $4.7 million to $10 million of the Company’s Common Stock.

  During 2009, John M. Kingsley, Jr. and Stephen T. Merkel each announced their intention to retire as Company Directors and not stand for reelection at the 2010 Annual Meeting of Stockholders.

  Following a search for additional Directors conducted by a professional placement firm at the Board’s request, Amir P. Rosenthal and Phillip C. Widman were elected to the Board of Directors effective January 4, 2010. On February 1, 2010, Messrs. Rosenthal and Widman were appointed to the Audit Committee of the Board.

DIRECTOR NOMINEES

     The following table lists each nominee for Director and sets forth certain information concerning each nominee's age, business experience, other directorships and committee memberships in publicly-held corporations, current Board committee assignments, and qualifications to serve on the Company’s Board as of the date of this Proxy Statement. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills which led the Board to conclude that he should serve as a Director, the Board also believes that all of our Director nominees have established reputations of integrity, honesty and adherence to high ethical standards, and have demonstrated a commitment of service to the Company, an appreciation of its products and the Constitutional rights of American citizens to keep and bear arms. Each nominee has effectively demonstrated business acumen and the ability to exercise sound judgment in their individual careers and service on other public boards and board committees, as applicable.

     With the exception of Amir P. Rosenthal and Phillip C. Widman, all of the seven nominees for Director listed below were elected at last year's Annual Meeting. If no contrary instructions are indicated, proxies will be voted for the election of the nominees for Director listed below. Should any of the said nominees for Director not remain a candidate at the time of the Meeting (a condition which is not now anticipated), proxies solicited hereunder will be voted in favor of those nominees for Director selected by the Board of Directors of the Company.

     Information about the number of shares of Common Stock beneficially owned by each nominee appears under the “Beneficial Ownership Table”. See also “Certain Relationships and Related-Party Transactions” in this Proxy Statement.

Name,
Age,	Business Experience
First Became A	During the Past Five Years,
Director	Other Directorships, Current Committee Memberships and Board Qualifications
James E. Service Age 79 Director since July, 1992
Admiral Service has been the Chairman of the Board (non-executive) of the Company since 2006. He is a retired Vice Admiral of the United States Navy, and was the Commander of the United States Naval Air Force, Pacific Fleet, from 1985 to 1987. Admiral Service is a former Director of Wood River Medical Center, Ketchum, Idaho. Admiral Service currently serves as the Company’s Nominating and Corporate Governance Committee Chair, and as a member of the Compensation Committee and Executive Operations Committee. The Board believes that Admiral Service’s significant Naval leadership experience, knowledge of the firearms industry and its products and 18 years’ of service on the Board, including four as its Chairman, qualify him to serve on the Board of Directors.

John A. Cosentino, Jr. Age 60 Director since August, 2005
Mr. Cosentino has been a partner of Ironwood Manufacturing Fund, LP since 2002, a Director of Simonds Industries, Inc. since 2003, and the Chairman of North American Specialty Glass, LLC since 2005. He was the Vice Chairman of Primary Steel, LLC from 2005 to 2007, a partner of Capital Resource Partners, LP from 2000 to 2001, and a Director in the following Capital Resource Partners, LP portfolio companies: Spirit Brands from 1998 to 2006, Pro Group, Inc. from 1999 to 2002, WPT, Inc. from 1998 to 2001, and Todd Combustion, Inc. from 1997 to 1999. Mr. Cosentino is the former Vice President-Operations of the Stanley Works, former President of PCI Group, Inc., Rau Fastener, LLC., and Otis Elevator-North America, division of United Technologies, former Group Executive of the Danaher Corporation, and former Director of Integrated Electrical Services, Olympic Manufacturing Company, and the Wiremold Company. Mr. Cosentino is currently the Lead Director, Chairman of the Compensation Committee and Co-Chair of the Executive Operations Committee and a member of the Company’s Nominating and Corporate Governance Committee. The Board believes that Mr. Cosentino’s extensive executive management, investment management and board experience qualify him to serve on the Board of Directors.

Name,
Age,	Business Experience
First Became A	During the Past Five Years,
Director	Other Directorships, Current Committee Memberships and Board Qualifications
C. Michael Jacobi Age 68 Director since June, 2006
Mr. Jacobi has been the President of Stable House 1, LLC, a private real estate development company, since 1999. He served as the President, CEO and Board member of Katy Industries, Inc. from 2001 to 2005, and is the former President, CEO and Board member of Timex Corporation. Mr. Jacobi is a member of the Boards of Directors and Audit committees chairman of the Corrections Corporation of America (since 2000) and Webster Financial Corporation (since 1993). He has been a member of the Board of Directors and Audit committee of Kohlberg Capital Corporation since 2006, and was a member of the Board of Directors of Invisible Technologies, Inc. from 2001 to 2006. Mr. Jacobi is a Certified Public Accountant. Mr. Jacobi is currently the Chairman of the Company’s Audit Committee and Co-Chair of the Executive Operations Committee and a member of the Nominating and Corporate Governance Committee. The Board believes that Mr. Jacobi’s extensive business, investment management, board experience and financial expertise qualify him to serve on the Board of Directors.

Amir P. Rosenthal Age 48 Director since January, 2010
Mr. Rosenthal has been the Chief Financial Officer of Bauer Hockey, Inc. since 2008. From 2001 to 2008, he served in a variety of positions at Katy Industries, Inc., including Vice President, Chief Financial Officer, General Counsel and Secretary. From 1989 to 2001, Mr. Rosenthal served in a variety of positions at Timex Corporation, including Treasurer, Counsel and Senior Counsel, as well as Director and Chairman of Timex Watches Ltd. Mr. Rosenthal is currently a member of the Company’s Audit Committee. The Board believes that Mr. Rosenthal’s comprehensive business, legal and financial expertise qualify him to serve on the Board of Directors.

Ronald C. Whitaker Age 62 Director since June, 2006
Mr. Whitaker has been the President and CEO of Hyco International since 2003, and a member of its Board since 2001. He is a member of the Board and executive committee of Strategic Distribution, Inc., and its President and CEO from 2000 to 2003. and Mr. Whitaker was the President and CEO of Johnson Outdoors from 1996 to 2000, and CEO, President and Chairman of the Board of Colt’s Manufacturing Co., Inc. from 1992 to 1995. He is a Board member of Michigan Seamless Tube (since 2004), Group Dekko (since 2006), and Pangborn Corporation (since 2006). He was a Board member of Precision Navigation, Inc. from 2000 to 2003, Weirton Steel Corporation from 1994 to 2003 and Code Alarm from 2000 to 2002, and a Trustee of the College of Wooster from 1997 through 2005. Mr. Whitaker is currently a member of the Company’s Audit Committee and Nominating and Corporate Governance Committee. The Board believes that Mr. Whitaker’s significant executive, board and firearms industry experience, and his knowledge of the Company’s products qualify him to serve on the Board of Directors.

Phillip C. Widman Age 55 Director since January, 2010
Mr. Widman has been the Senior Vice President and Chief Financial Officer of Terex Corporation since 2002, and serves as a member of the management board of Terex-Demag GMBH & Co. KG. He also serves as a Board and Nominating and Governance Committee member, and as Audit Committee chair, of Lubrizol Corp. Mr. Widman was the Executive Vice President and Chief Financial Officer of Philip Services Corporation from 1998 to 2001. Mr. Widman is currently a member of the Company’s Audit Committee. The Board believes that Mr. Widman’s extensive business management, board and audit committee experience, financial expertise and knowledge of shooting sports qualify him to serve on the Board of Directors.

Michael O. Fifer Age 52 Director since October, 2006
Mr. Fifer has been Chief Executive Officer of the Company since September 25, 2006, and President and Chief Executive Officer of the Company since April 23, 2008. He was the Executive Vice President and President of Engineered Products of Mueller Industries, Inc. from 2003 to 2006, President of North American Operations of Watts Industries, Inc. from 1998 to 2002, and a member of the Board of Directors and Audit, Compensation and Special committees of Conbraco Industries from 2003 to 2006. Mr. Fifer is as member of the Board of Governors of the National Shooting Sports Foundation. The Board believes that Mr. Fifer’s executive leadership and management experience and skills, including three and one-half years of service as the CEO and President of the Company, and his deep understanding of the Company and its products and the firearms industry qualify him to serve on the Board of Directors.

     More than a majority of the current Directors are “independent” under the rules of the New York Stock Exchange, Inc. (“NYSE”). The Board has affirmatively determined that none of Messrs. Cosentino, Jacobi, Rosenthal, Service, Whitaker and Widman has or had a material relationship with the Company or any affiliate of the Company, either directly or indirectly, as a partner, shareholder or officer of an organization (including a charitable organization) that has a relationship with the Company, and are therefore “independent” for such purposes under the rules of the NYSE, including Rule 303A thereof.

Board of Director Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES NAMED ABOVE.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors is committed to good business practice, transparency in financial reporting and the highest level of corporate governance. To that end, the Board of Directors and its committees continually review the Company's governance policies and practices as they relate to the practices of other public companies, specialists in corporate governance, the rules and regulations of the SEC, Delaware law (the state in which the Company is incorporated) and the listing standards of the NYSE. As a result of these reviews, the Board has, over the past several years, among other things:
  Adopted a revised charter for the Audit Committee;

  Adopted a charter for the Compensation Committee;

  Established and adopted a charter for the Nominating and Corporate Governance Committee;

  Adopted a Code of Business Conduct and Ethics;

  Adopted Corporate Board Governance Guidelines;

  Adopted a method by which stockholders and other interested parties can send communications to the Board;

  Adopted procedures for the succession of the Chief Executive Officer;

  Adopted criteria for the selection of new Directors;

  Caused the non-management Directors of the Board to meet regularly in executive sessions;

  Established a policy that stock options or stock grants for employees: (i) will only be granted on the fourth business day following public quarterly filings of the Company’s Forms 10-K or 10-Q in order to allow the investment markets adequate time to analyze and react to recent financial results and (ii) will be issued with an exercise price equal to the mean of the highest and lowest market trading price of the Company’s stock on the NYSE on the date of grant;

  Established an insider trading policy window for the Company and its Directors and officers beginning on the fourth business day following public quarterly filings of the Company’s Forms 10-K or 10-Q, and ending on the earlier of the thirtieth day thereafter, the end of the fiscal quarter or the development of material non-public information;

  Established a policy that the maximum number of public boards on which a non-management Director may serve is five, inclusive of the Company’s Board of Directors;

  Established a policy requiring that, upon a change in employment, a non-management Director submit a letter of resignation to the Board for its consideration;

  Established guidelines for minimum stock ownership by Directors and officers;

  Established a policy that Directors shall strive to remain aware of important corporate governance issues and educated in good corporate governance practices through participation in appropriate conferences and seminars and membership in associations such as the National Association of Corporate Directors; and

  Established a policy that prohibits the re-pricing of stock options.

Corporate Board Governance Guidelines

     The Company's corporate governance practices are embodied in the Corporate Board Governance Guidelines. A copy of the Corporate Board Governance Guidelines is posted on the Company's website at www.ruger.com and is available in print to any stockholder who requests it by contacting the Corporate Secretary as set forth in “STOCKHOLDER COMMUNICATIONS” below.

     The Company's business and affairs are under the direction of the Board of Directors of the Company pursuant to the General Corporation Law of the State of Delaware as in effect from time to time and the Company's By-Laws. Members of the Board are kept informed of the Company's affairs through discussions with the Company's executive officers, by careful review of materials provided to them and by participating in meetings of the Board and the committees of the Board.

The Board’s Role in Risk Oversight

     The Board’s role in the oversight of risk management includes receiving regular reports from senior management in areas of material risk to the Company, including operational, financial, legal and regulatory, strategic, reputational and industry-related risks. The full Board, or the appropriate Committee for risks that fall within its purview, review and discuss these reports with the goal of overseeing the identification, management and mitigation strategies for these risks.

COMMITTEES OF THE BOARD

Audit Committee

     In 2009, the members of the Audit Committee of the Board were C. Michael Jacobi, John M. Kingsley, Jr., Ronald C. Whitaker and Stephen T. Merkel. On February 1, 2010, Amir P. Rosenthal and Phillip C. Widman were appointed to the Audit Committee. Mr. Jacobi serves as the Audit Committee Chairman. Each of Messrs. Jacobi, Kingsley, Merkel, Rosenthal, Whitaker and Widman are considered “independent” for purposes of service on the Audit Committee under the rules of the NYSE, including Rule 303A thereof, and Rule 10A-3 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). All members of the Audit Committee are financially literate and have a working familiarity with basic finance and accounting practices. In addition, the Company has determined that each of Messrs. Jacobi, Kingsley, Merkel, Rosenthal, Whitaker and Widman are audit committee financial experts as defined by the SEC rules and regulations. The Board has also affirmed that Mr. Jacobi's simultaneous service on more than three audit committees, as noted in his business biography under “DIRECTOR NOMINEES”, does not impair his ability to effectively serve on the Company's Audit Committee.

     The purpose of the Audit Committee is to provide assistance to the Board in fulfilling its responsibility with respect to its oversight of: (i) the quality and integrity of the Company's financial statements; (ii) the Company's compliance with legal and regulatory requirements; (iii) the independent auditor's qualifications and independence; and (iv) the performance of the Company's internal audit function and independent auditors. In addition, the Audit Committee prepares the report required by the SEC rules included in this Proxy Statement.

     The Audit Committee is governed by a written charter that has been adopted by the Board. A copy of the Audit Committee Charter is posted on the Company's website at www.ruger.com, and is available in print to any stockholder who requests it by contacting the Corporate Secretary as set forth in “STOCKHOLDER COMMUNICATIONS” below.

     The Audit Committee held five meetings during 2009. All members of the Audit Committee attended all meetings of the committee during their 2009 tenure. The Annual Report of the Audit Committee is included in this Proxy Statement.

Report of the Audit Committee*

     Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the committee by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380). In addition, the committee has discussed with the independent auditors the auditors' independence from management and the Company, and has received the written disclosures and the letter from the independent auditors as required by PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence”.

     The committee discussed with the independent auditors the overall scope and plans for their audit. The committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The committee held five meetings during fiscal year 2009.

     In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

C. Michael Jacobi, Audit Committee Chairman
John M. Kingsley, Jr.
Stephen T. Merkel
Amir P. Rosenthal
Ronald C. Whitaker
Phillip C. Widman

February 20, 2010

____________________

*	The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under either the Securities Act of 1933, as amended, or the Exchange Act (together, the "Acts"), except to the extent that the Company specifically incorporates such report by reference; and further, such report shall not otherwise be deemed to be "soliciting material" or "filed" under the Acts.

Compensation Committee

     In 2009, the members of the Compensation Committee of the Board were John A. Cosentino, Jr., Stephen T. Merkel, James E. Service and John M. Kingsley, Jr. Mr. Cosentino served as Compensation Committee Chairman. Each of Messrs. Cosentino, Kingsley, Merkel and Service are considered “independent” for purposes of service on the Compensation Committee under the rules of the NYSE, including Rule 303A thereof.

     The purposes of the Compensation Committee are: (i) discharging the responsibilities of the Board with respect to the compensation of the Chief Executive Officer of the Company, the other executive officers of the Company and members of the Board; (ii) establishing and administering the Company's cash-based and equity-based incentive plans; and (iii) producing an annual report on executive compensation to be included in the Company's annual proxy statement, in accordance with the rules and regulations of the NYSE and the SEC, and any other applicable rules or regulations. The Compensation Committee has the authority to form and delegate authority to one or more subcommittees, made up of one or more of its members, as it deems appropriate from time to time.

     The Compensation Committee is governed by a written charter that has been adopted by the Board. A copy of the Compensation Committee charter is posted on the Company's website at www.ruger.com, and is available in print to any stockholder who requests it by contacting the Corporate Secretary as set forth in “STOCKHOLDER COMMUNICATIONS” below.

     The Compensation Committee held four meetings during 2009. All members of the Compensation Committee attended all meetings of the committee during their 2009 tenure. The annual Compensation Committee Report on Executive Compensation is included in this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

     During the 2009 fiscal year, none of the Company's executive officers served on the board of directors of any entities whose directors or officers serve on the Company's Compensation Committee. No current or past executive officers of the Company serve on the Compensation Committee.

Compensation Committee Report on Executive Compensation *

     The committee has reviewed and discussed with management the Compensation Discussion & Analysis. In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

John A. Cosentino, Jr., Compensation Committee Chairman
John M. Kingsley, Jr.
Stephen T. Merkel
James E. Service

March 12, 2010

____________________

*	The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing of the Acts, except to the extent that the Company specifically incorporates such report by reference; and further, such report shall not otherwise be deemed to be "soliciting material" or "filed" under the Acts.

Nominating and Corporate Governance Committee

     In 2009, the members of the Nominating and Corporate Governance Committee were James E. Service, John A. Cosentino, Jr., C. Michael Jacobi, and Ronald C. Whitaker. Admiral Service served as Nominating and Corporate Governance Committee Chairman. Each of Messrs. Cosentino, Jacobi, Service and Whitaker are considered “independent” for purposes of service on the Nominating and Corporate Governance Committee under the rules of the NYSE, including Rule 303A thereof.

     The Nominating and Corporate Governance Committee is responsible to the Board for identifying, vetting and nominating potential Directors and establishing, maintaining and supervising the corporate governance program. Some of these responsibilities are discussed in more detail below.

     The Nominating and Corporate Governance Committee is governed by a written charter that has been adopted by the Board. The Nominating and Corporate Governance Committee charter is posted on the Company's website at www.ruger.com, and is available in print to any stockholder who requests it by contacting the Corporate Secretary as set forth in “STOCKHOLDER COMMUNICATIONS” below.

     The Nominating and Corporate Governance Committee held five meetings during 2009. All members of the committee attended all meetings of that committee during their 2009 tenure.

     As required under its charter, the Nominating and Corporate Governance Committee has adopted criteria for the selection of new Directors, including, among other things, career specialization, technical skills, strength of character, independent thought, practical wisdom, mature judgment and cultural, gender and ethnic diversity. Functional skills considered important for Directors to possess include experience as a chief executive or financial officer or similar position in finance, audit, manufacturing, advertising, military or government, and knowledge and familiarity of firearms and the firearms industry. The committee will also consider any such qualifications as required by law or applicable rule or regulation, and will consider questions of independence and conflicts of interest. In addition, the following characteristics and abilities, as excerpted from the Company's Corporate Board Governance Guidelines, will be important considerations of the Nominating and Corporate Governance Committee:
  Personal and professional ethics, strength of character, integrity and values;

  Success in dealing with complex problems or having excelled in a position of leadership;

  Sufficient education, experience, intelligence, independence, fairness, ability to reason, practicality, wisdom and vision to exercise sound and mature judgment;

  Stature and capability to represent the Company before the public and the stockholders;

  The personality, confidence and independence to undertake full and frank discussion of the Company's business assumptions;

  Willingness to learn the business of the Company, to understand all Company policies and to make themselves aware of the Company's finances;

  Willingness at all times to execute their independent business judgment in the conduct of all Company matters;

  Diversity of skills, attributes and experience which augment the composition of the Board in execution of its oversight responsibilities to the benefit to the Company; and

  Cultural, gender and ethnic diversity.
     The charter also grants the Nominating and Corporate Governance Committee the responsibility to identify and meet individuals believed to be qualified to serve on the Board and recommend that the Board select candidates for directorships. The Nominating and Corporate Governance Committee's process for identifying and evaluating nominees for Director, as set forth in the charter, includes inquiries into the backgrounds and qualifications of candidates. These inquiries include studies by the Nominating and Corporate Governance Committee and may also include the retention of a professional search firm to be used to assist it in identifying or evaluating candidates. The Nominating and Corporate Governance Committee has previously retained the firms Boardbench, LLC and Korn/Ferry International to assist in the search for qualified Directors.

     The Nominating and Corporate Governance Committee has a written policy, which states that it will consider Director candidates recommended by stockholders. There is no difference in the manner in which the Nominating and Corporate Governance Committee will evaluate nominees recommended by stockholders and the manner in which it evaluates candidates recommended by other sources. Shareholder recommendations for the nomination of directors should set forth (a) as to each proposed nominee, (i) their name, age, business address and, if known, residence address, (ii) their principal occupation or employment, (iii) the number of shares of stock of the Company which are beneficially owned by each such nominee and (iv) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to be named as a nominee and to serve as a director of the Company if elected); (b) as to the shareholder giving the notice, (i) their name and address, as they appear on the Company’s books, (ii) the number of shares of the corporation which are beneficially owned by such shareholder and (iii) a representation that such shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination; and (c) as to the beneficial owner, if any, on whose behalf the nomination is made, (i) the name and address of such person and (ii) the class and number of shares of the Company which are beneficially owned by such person. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of a proposed nominee to serve as a director of the Company, including a statement of the qualifications of the candidate and at least three business references. All recommendations for nomination of directors should be sent to the Corporate Secretary, Sturm, Ruger & Company, Inc., 1 Lacey Place, Southport, CT 06890. The Corporate Secretary will accept such recommendations and forward them to the Chairman of the Nominating and Corporate Governance Committee. In order to be considered for inclusion by the Nominating and Corporate Governance Committee as a candidate at the Company's next Annual Meeting of Stockholders, stockholder recommendations for director candidates must be received by the Company in writing delivered or mailed by first class United States mail, postage prepaid, no earlier than December 29, 2010 (120 days prior to the first anniversary of this year’s Annual Meeting of Stockholders) and no later than January 28, 2011 (90 days prior to the first anniversary of this year’s Annual Meeting of Stockholders).

     The Company has not rejected any Director candidates put forward by a stockholder or group of stockholders who beneficially owned more than 5% of the Company's Common Stock for at least one year prior to the date of the recommendation.

Executive Operations Committee

     Effective August 1, 2006, the Board established the Executive Operations Committee to collaborate with the Company's executive team during the transition in the management of the Company, and appointed John A. Cosentino, Jr. and C. Michael Jacobi as Co-Chairs and James E. Service as a member of the Executive Operations Committee. The need to continue the Executive Operations Committee is evaluated by the Board annually and as a result of such evaluation and upon the recommendation of the Chief Executive Officer, the committee’s continuance was extended by the Board through April 28, 2010. The Board established the Executive Operations Committee's responsibilities and roles as follows:
  To act as the Board's representatives in providing advisory leadership to management as needed and to ensure that all the expert resources, experiences and skill sets of the Board are constructively deployed in improving the business performance of the Company;

  To establish and implement a strategic business plan that enables the delivery of the growth and profitability objectives of the Company's stockholders;

  To develop and implement the Ruger Business System, a robust, Company-wide business system based on “lean” principles and practices, designed to become indelibly rooted and capable of sustaining itself beyond the tenure of the current management team;

  To identify, recruit and develop key executive and management level personnel needed to execute the Company's strategic and operational plans and to ensure a viable succession plan;

  To conduct ongoing oversight of Company operations and business performance, including operations and strategy deployment reviews with executive management;

  To identify and explore major initiatives, such as acquisition analyses, major new program proposals and business opportunities; and

  To ensure overall executive team effectiveness, collaboration and communication within management and with the Board.
     The Executive Operations Committee held 12 meetings during 2009. All members of the committee attended at least 75% of the meetings of the committee during their 2009 tenure.

MEMBERSHIP AND MEETINGS OF THE BOARD AND ITS COMMITTEES

     In 2009, the members of the Board of Directors were James E. Service, John A. Cosentino, Jr., C. Michael Jacobi, John M. Kingsley, Jr., Stephen T. Merkel , Ronald C. Whitaker and Michael O. Fifer. Each then-current Director attended all 2009 meetings of the Board and at least 75% of the meetings of its Committees on which he served during his 2009 tenure. In addition, all then-current members of the Company's Board attended the 2009 Annual Meeting of Stockholders. It is the policy of the Company that attendance at all meetings of the Board, all committee meetings, and the Annual Meeting of Stockholders is expected, unless the Director has previously been excused by the Chairman of the Board for good cause. Committee memberships and the number of meetings of the full Board and its committees held during the fiscal year 2009 are set forth in the table below. When feasible and appropriate, it is the practice of the Board to hold its regular committee meetings in conjunction with the regular meetings of the Board of Directors.

MEMBERSHIP AND MEETINGS OF THE BOARD AND ITS COMMITTEES TABLE
FOR YEAR 2009 *

Nominating and
				Corporate	Executive
	Board of	Audit	Compensation	Governance	Operations
Name	Directors	Committee	Committee	Committee	Committee
James E. Service	Chair		Member	Chair	Member
John A. Cosentino, Jr.	Lead Director		Chair	Member	Co-Chair
C. Michael Jacobi	Member	Chair		Member	Co-Chair
John M. Kingsley, Jr.	Member	Member	Member
Stephen T. Merkel	Member	Member	Member
Ronald C. Whitaker	Member	Member		Member
Michael O. Fifer**	Member
Total Number of Meetings	6	5	4	5	12

Notes to Membership and Meetings of the Board and its Committees Table

*Excludes Amir P. Rosenthal and Phillip C. Widman, who were both appointed to the Board on January 4, 2010 and to the Audit Committee on February 1, 2010.

** Non-independent Board member.

INDEPENDENT, NON-MANAGEMENT DIRECTORS

     The independent, non-management members of the Board meet regularly in executive sessions and each such meeting is led by the independent, non-management Chairman of the Board, or in his absence, a presiding independent, non-management Lead Director. James E. Service has served as the non-executive Chairman of the Board since February 24, 2006, and John A. Cosentino, Jr. has served as the Lead Director since April 24, 2007.

     Only independent, non-management Directors served on any committees of the Board.

BOARD LEADERSHIP STRUCTURE

     On April 24, 2007, the By-Laws were amended to require the Chairman of the Board to be an independent, non-management Director who would preside at all meetings of the Board, including meetings of the independent, non-management Directors in executive session, which would generally occur as part of each regularly scheduled Board meeting. The April 24, 2007 By-Law amendment also provided that an independent, non-management Lead Director would be named to preside at stockholder, Board and executive session meetings and to act as an intermediary between the non-management Directors and management of the Company when special circumstances exist or communication out of the ordinary course is necessary, such as the absence or disability of the non-executive Chairman of the Board. The separation of Chairman and Chief Executive Officer duties recognizes the difference in the two roles: the Chairman of the Board leads the Board of Directors as they provide guidance to and oversight of the CEO, while the CEO is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company.

DIRECTOR AND COMMITTEE COMPENSATION

     The Board believes that compensation for the Company’s independent Directors should be a combination of cash and equity-based compensation. The Directors and the Compensation Committee annually review Director compensation utilizing published compensation studies. Any recommendations for changes are made to the full Board by the Compensation Committee. In 2006 and 2007, as a result of these reviews, the Directors’ fee structure was changed as described below. The Directors’ fee structure has not changed since April 1, 2007.

Directors’ Fees and Other Compensation

     As of June 1, 2006, the Board approved a fee schedule whereby all non-management independent Directors receive annual retainer compensation of $75,000. The retainer compensation is paid as $50,000 in cash and $25,000 in restricted stock. In addition to the annual retainer fees, the Board Chairman receives $20,000, the Audit Committee Chairman receives $10,000 and the Compensation Committee Chairman and the Nominating and Corporate Governance Committee Chairman each receive $7,500. Payment for service on more than two committees was discontinued effective January 1, 2007. As of August 1, 2006, the Board established an Executive Operations Committee, as described above, and established additional committee fees of $50,000 per year for this Committee's Co-Chairs and $7,500 per year for its members.

     On April 29, 2009, the date of the 2009 Annual Meeting, the independent Directors received their annual awards of $25,000 of restricted stock, and the vesting period for the restricted shares awarded in 2008 was satisfied.

     Under the 2007 Stock Incentive Plan, options to purchase 20,000 shares of the Company's Common Stock are granted to Directors when they are first elected at an exercise price equal to the closing price on the date of award. These options vest and become exercisable in four equal annual installments of 25% of the total number of options awarded, beginning on the date of grant and on each of the next succeeding three anniversaries thereafter. Until the April 24, 2007 ratification of the 2007 Stock Incentive Plan, these options were previously granted under the 2001 Stock Option Plan for Non-Employee Directors.

     Directors are covered under the Company's business travel accident insurance policy for $300,000 while traveling on Company business, and are covered under the Company's director and officer liability insurance policies for claims alleged in connection with their service as a Director.

     All Directors were reimbursed for out-of-pocket expenses related to attendance at meetings.

DIRECTORS' COMPENSATION TABLE FOR YEAR 2009*

     The following table reflects the cash and equity compensation received during the 2009 fiscal year by each independent, non-management Director who served on the Company's Board and the committees of the Board. Please see “SUMMARY COMPENSATION TABLE” for disclosure of Directors' fees paid to management Directors in the 2009 fiscal year.

				Change in
				Pension Value
	Fees			and Nonqualified
	Earned or	Stock	Option	Deferred	All	Total Director
	Paid in	Awards	Awards	Compensation	Other	Compensation
Name	Cash (1)	(2)	(3)	Earnings (4)	Compensation	(5)
	($)	($)	($)	($)	($)	($)
James E. Service	$85,000	$25,000				$110,000
John A.
Cosentino, Jr.	$107,500	$25,000				$132,500
C. Michael Jacobi	$110,000	$25,000				$135,000
John M. Kingsley,
Jr.	$50,000	$25,000				$75,000
Stephen T.
Merkel	50,000	$25,000				$75,000
Ronald C.
Whitaker	50,000	$25,000				$75,000

Total	$452,500	$150,000	$0	$0	$0	$602,500

Notes to Directors' Compensation Table

     *Excludes Amir P. Rosenthal and Phillip C. Widman, who were each appointed to the Board on January 4, 2010.

(1)	See “DIRECTOR'S FEES AND OTHER COMPENSATION” above.

(2)	Represents aggregate grant date dollar value of one-year-deferred restricted stock awards that were awarded to each non- management independent director on April 29, 2009 under the 2007 Stock Incentive Plan in accordance with the Director annual fee schedule approved June 1, 2006. The amount shown represent the full grant date fair value of the awards calculated in accordance with the provisions of FASB ASC 718, and are shown at the maximum value expected upon achievement of the time-based goals of the awards.

(3)	No options were awarded to Directors in 2009. Amir P. Rosenthal and Phillip C. Widman were each awarded 20,000 non-qualified stock options as of date of their election to Board on January 4, 2010 in accordance with the terms of the Company's 2007 Stock Incentive Plan.

(4)	This column represents the sum of the increased change in pension value in 2009 for each Director, and applies only to Directors who were former employees of the Company. Mr. Kingsley is the only Director who is a former employee of the Company. Mr. Kingsley's total change in pension value is related to his service as Executive Vice President of the Company from 1971 to 1996. Mr. Kingsley’s negative change in pension value, ($4,854), is not reportable in the table above. No Director received preferential or above-market earnings on deferred compensation (also see Note 5 below). The change in pension value is calculated based on a 5.75% discount rate, the 2000 Group Mortality Table, participant ages as of December 31, 2009, accrued benefits as of December 31, 2007, the date the Company’s qualified pension plans were “frozen”, and in the case of the SERP, a COLA assumption of 1.5% per year. See “PENSION PLANS” and the “PENSION BENEFITS TABLE” below for additional information, including the present value assumptions used in the calculation.

(5)	The Company's non-management Directors do not receive non-equity incentive plan compensation, pension or medical plan benefits or non-qualified deferred compensation.

Directors’ Beneficial Equity Ownership

     In 2006 the Board set a minimum equity ownership requirement for independent, non-management Directors of five times their annual base cash retainer of $50,000, to be achieved within five years of the later of the date of adoption or the date of a Director's election. As Directors are expected to hold a meaningful ownership position in the Company, a significant portion of overall Director compensation is intended to be in the form of Company equity. This has been partially achieved through options granted to each independent Director under the 2001 Stock Option Plan for Non-Employee Directors and through option grants and restricted stock awards under the 2007 Stock Incentive Plan, which was approved at the 2007 Annual Shareholders Meeting. The current amounts of Common Stock beneficially owned by each Director may be found in the “BENEFICIAL OWNERSHIP TABLE” below.

INDEPENDENT DIRECTORS’ OUTSTANDING OPTION AWARDS AT FISCAL YEAR END 2009 TABLE

     The following table sets forth outstanding option awards issued through December 31, 2009 to the Company’s independent Directors under the 2001 Stock Option Plan for Non-Employee Directors and 2007 Stock Incentive Plan. See “BENEFICIAL OWNERSHIP TABLE” below for information regarding each Company Director’s total beneficial ownership.

	Number of Securities
	Underlying
	Unexercised Options
	(1)
	Exer-	Unexer-		Option
	cisable	cisable		Exercise	Option	Option
Name of	(2)	(2)	Grant	Price (3)	Vesting	Expiration
Independent Director	(#)	(#)	Date	($)	Date	Date
James E. Service	20,000	0	1/5/2001	$9.875	1/5/2004	1/5/2011
John A. Cosentino, Jr.	20,000	0	8/1/2005	$10.88	8/1/2008	8/1/2015
C. Michael Jacobi	20,000	0	6/1/2006	$6.15	6/1/2009	6/1/2016
John M. Kingsley, Jr.	20,000	0	1/5/2001	$9.875	1/5/2004	1/5/2011
Stephen T. Merkel	20,000	0	6/1/2006	$6.15	6/1/2009	6/1/2016
Ronald C. Whitaker	20,000	0	6/1/2006	$6.15	6/1/2009	6/1/2016

Total	120,000	0

Notes to Independent Directors’ Outstanding Option Awards at Fiscal Year End Table

(1)	Awards of options to purchase the Company's Common Stock represented in this table were granted pursuant to the Company's 1998 Stock Incentive Plan.

(2)	Options awarded to Independent Directors upon their date of election vest and become exercisable in four equal annual installments of 25% of the total number of options awarded, beginning on the date of grant and on each of the next succeeding three anniversaries thereafter and have a 10 year term. Amounts shown as exercisable or unexercisable reflect the vesting status of each Director’s options within 60 days of March 9, 2010.

(3)	This column represents the exercise price of awards of options to purchase the Company's Common Stock which exercise price was not less than the closing price on the grant date.

COMPENSATION DISCUSSION AND ANALYSIS

What is the Company's Philosophy Regarding Compensation and what are the Compensation Program Objectives and Rewards?

     The Company's executive compensation program is designed to reward both corporate and individual performance in an environment that reflects commitment, responsibility and adherence to the highest standards of ethics and integrity. Recognition of both individual contributions as well as overall business results permits an ongoing evaluation of the relationship between the size and scope of the Company's operations, its performance and its executive compensation.

     The program's objectives are to attract, retain and motivate the workforce that helps to ensure our future success, support a lean and flexible business model culture and to help achieve overall business objectives in order to provide our stockholders with a superior rate of return.

What are the Company's Governance Practices Regarding Compensation?

Stockholders:	The 2007 Stock Incentive Plan , which was approved by the stockholders at the Company's 2007 Annual Meeting, replaced all previous stock incentive plans. The Company does not have any stock plans that are not stockholder-approved.

Board and Compensation Committee and Nominating and Corporate Governance Committee:	The Compensation Committee and the Board determine the compensation of the Company's executive officers, including the individuals whose compensation is detailed in this Proxy Statement. The Compensation Committee, which is composed entirely of independent, non-management Directors, establishes and administers compensation programs and philosophies. The Compensation Committee ensures that stockholder-approved plans are administered in accordance with good governance practices and stockholder intent. The Compensation Committee is responsible for the recommendation of salaries, bonuses and long-term incentive compensation paid to executive officers, bonus pools for non-executive employees, retirement formulas for executive officers, deferred compensation plans, and any employment and change-in-control agreements. In addition, the performance of each executive officer is evaluated by the Nominating and Corporate Governance Committee and reported to the full Board. The full Board reviews the Compensation Committee and Nominating and Corporate Governance Committee reports and acts on recommendations of the Compensation Committee.

Management:	The Chief Executive Officer's views regarding the performance and recommended compensation levels for the Company's executive officers are discussed with all of the non-management Directors.

What are the Company's Governance Practices Regarding Stock Awards?

     The use of equity compensation is a significant component of the Company's overall compensation philosophy and is one that the Company plans to continue. The Company's philosophy is built on the principles that equity compensation should seek to align participants' actions and behaviors with stockholders' interests, be market-competitive, and be able to attract, motivate and retain the best employees, independent contractors and Directors.

     The Board has established the following practices and policies regarding stock options and grants:
  The Company's policy for setting the timing of stock option grants does not allow executives to have any role in choosing the price of their options or other stock awards;

  The Company has never “back dated” or re-priced options or other stock awards, and the 2007 Stock Incentive Plan states that re-pricing of options is not allowed under the plan;

  Equity awards for employees shall be issued only on the fourth business day following the public quarterly filing of the Company’s Forms 10-K or 10-Q in order to allow the investment markets adequate time to assimilate the current financial information, and will be valued at the mean between the highest and lowest sales prices of the Company’s common stock on the NYSE on the date of issue;
  Annual performance-based equity awards for executive officers and certain employees shall generally be approved at the first Board meeting of each year and shall be issued in quarterly increments on the fourth business day following the filing of the public quarterly filing of the Company’s Forms 10-K or 10-Q.
     The Compensation Committee and the Board consider recommendations from the Chief Executive Officer in establishing appropriate equity awards for officers and employees. All equity awards have been and will continue to be subject to the approval of the Compensation Committee and ratification by the full Board. The Company's Corporate Secretary is responsible for issuing equity awards upon their approval by the Compensation Committee and the full Board and maintaining records of all equity awards issued, exercised or terminated in accordance with the terms of the 1998 Stock Incentive Plan, 2001 Stock Option Plan for Non-Employee Directors and the 2007 Stock Incentive Plan.

What are the Elements of Compensation?

     The key elements of the Company's executive compensation consist of:

Cash Compensation:	Base salary and bonuses.

Equity Compensation:	Pursuant to the Company's 2007 Stock Incentive Plan approved by the Company’s stockholders on April 24, 2007, which replaced all prior stock incentive plans, the Company may make grants of stock options, restricted stock, deferred stock and stock appreciation rights (“SARS”), any of which may or may not require the satisfaction of performance objectives.

Retirement Benefits:	The Company offers its employees the opportunity to save money for retirement under a 401(k) plan. Additionally, the Company offers a Safe Harbor match to eligible participants in the 401(k) plan and supplemental discretionary contributions to the individual 401(k) Plan accounts of substantially all employees.

Until December 31, 2007, the Company offered a tax-qualified defined-benefit Salaried Employee's Retirement Income Plan (the “Pension Plan”) to all salaried employees and a non-qualified defined-benefit Supplemental Executive Retirement Plan (the “SERP”) to one employee and two retired employees. In 2007, the Company’s Pension Plan was amended so that employees will no longer accrue benefits under it effective December 31, 2007. This action “froze” the benefits for all employees and prevented future hires from joining the plan, effective December 31, 2007. In 2007, the Company’s SERP was amended effective December 31, 2007 so that lump-sum payments of the benefits accrued were paid to the one employee and one of the two retiree participants. There are no current employees participating in the SERP. For further discussion, see “PENSION PLANS” below.

Health, Welfare and Other Insurance Benefits:	The Company offers the same health and welfare benefits to all salaried employees. These benefits include medical benefits, dental benefits, vision benefits, life insurance, salary continuation for short-term disability, long-term disability insurance, accidental death and dismemberment insurance and other similar benefits. Because these benefits are offered to a broad class of employees, the cost is not required by SEC rules to be included in the “SUMMARY COMPENSATION TABLE” below. Officers are covered under the Company's business travel accident insurance policy for ten times their base salary to a maximum of $5,000,000 while traveling at any time. Officers are also covered under the Company's director and officer liability insurance policies for claims alleged in connection with their service.

Severance Agreements:	The Company has a Severance Policy that covers all employees. In addition, the officers of the Company are offered specific severance agreements that provide severance benefits to them when their employment terminates as a result of a change in control or by the Company without cause. For further discussion, see “Potential Payments Upon Termination or Change in Control” below.

Why Does the Company Choose to Pay Each Element?

     The Company’s compensation and benefits programs are designed to fulfill the Company's need to attract, retain and motivate the highly talented individuals who will engage in the behaviors necessary to enable the Company to achieve its business objectives while upholding our values in a highly competitive marketplace. The reasons for each of the elements of compensation are:
  Base salaries and retirement and welfare benefits are designed to attract and retain employees over time;

  Performance-based incentive bonuses, which are paid in cash or a combination of cash and deferred stock, are designed to focus executives and employees on important Company-wide performance goals;

  Performance-based equity incentive awards, including performance-based incentive awards of non-qualified or incentive stock options, SARS and restricted stock, deferred stock and restricted stock unit awards are designed to focus executives and employees on important Company-wide performance goals;

  Time-based equity incentive awards, including non-qualified or incentive stock options, SARS and restricted stock and deferred stock awards are designed to retain executives and employees over time and to focus them on the long-term success of the Company, as reflected in increases to the Company's stock prices over a period of several years, growth in its earnings per share and other measurements of corporate performance; and

  Severance Agreements, which are designed to facilitate the Company's ability to attract and retain talented executives and encourage them to remain focused on the Company's business during times of corporate change.
     As a result of the Company's equity and non-equity incentive plan awards, a significant portion of the Company's executive compensation is linked directly to corporate performance. The Compensation Committee intends to continue the policy of linking executive compensation to corporate and individual performance, recognizing that the ups and downs of the business cycle from time to time may result in an imbalance for a particular period.

How Does the Company Determine the Amount/Formula for Each Element?

     Generally, each element of compensation, including base salaries and performance-based bonus and equity incentive opportunities, is evaluated independently to determine whether it is competitive within the market as a whole, and then the aggregate compensation is evaluated using publicly available data to determine whether it is competitive and reasonable within the market as a whole, as further described below.

How are Salaries Determined?

     Salaries for executive officers are determined by considering historical salaries paid by the Company to officers having certain duties and responsibilities, by comparing those salaries to required market rates for compensation of new executives being recruited to the company, and then evaluating the current responsibilities of the officer’s position, the scope and performance of the operations under their management and the experience and performance of the individual.

     In making its salary decisions, the Compensation Committee places its emphasis on the particular executive's experience, responsibilities and performance. No specific formula is applied to determine the weight of each factor. The Compensation Committee has historically followed a policy of using performance-based incentive bonus awards rather than base salary to reward outstanding performance, and base salaries are not typically adjusted each year.

How are Bonuses Determined?

     The Company offers quarterly profit sharing to all of its employees. The amount of profit sharing is formula-based and is determined by the operating results of the Company. All employees participate in it pro-rata based on their actual base salary or hourly wage compensation paid during the quarter. The percentage of earnings that is paid as quarterly profit-sharing is authorized by the Board of Directors.

     The Company offers an annual performance-based incentive bonus to all but its most junior level of employees. The amount of annual performance-based incentive bonus is determined by the operating results of the Company and the nominal bonus opportunity authorized for each employee, expressed as a percentage of that employee’s base salary or hourly wage compensation. Individual bonus opportunities range from between 5% to 100% of each employee's annual base salary or hourly wage compensation, and are based on the employee’s level of responsibility. The annual performance-based incentive bonus program and its annual performance goals are authorized by the Board of Directors.

     The Board of Directors authorizes the CEO to make discretionary bonus awards to individual employees, with the aggregate of all such awards not to exceed 10% of the target amount of the annual performance-based bonus program. The CEO typically uses the results of the semi-annual bell-curve performance review program to determine the eligibility of recipients of the annual CEO Discretionary Awards. Amounts paid typically are approximately 5% of the recipients’ base salary or hourly wage compensation.

     The Board of Directors also authorizes discretionary awards from time to time for executive officers in recognition of special performance.

How are Equity Compensation Awards Determined?

     Equity compensation awards are given to key employees and officers of the Company to align their long-term interests with those of the shareholders. In 2006 the Company adopted a practice whereby key new executives hired by the Company would receive an award of stock options with time-based vesting, and thereafter new Vice Presidents were granted 100,000 such options and the new Chief Executive Officer was granted 400,000 such options upon hire.

     The Company offers annual performance-based equity incentive awards to officers and certain other senior or high-potential junior employees. From 2007 through the first quarter of 2009, these awards were in the form of stock options that would vest only upon achievement of certain operating performance goals. Subsequent to the first quarter of 2009, these awards were in the form of restricted stock units that would vest only upon achievement of certain operating performance goals. The amounts of these awards are based on a target compensation value for each individual and are authorized by the Board of Directors. The awards, and the performance goals, are authorized annually and awarded in quarterly increments each quarter after the filing of the 10-K or 10-Q.

What are the Company’s Ongoing Plans for Plan-Based Equity Compensation?

     The Company intends to consider annually the grant of performance-based equity awards for officers and certain other employees as described above. The performance goals will likely vary from year to year and will be based on the perceived needs of the business at the time of the award.

How is the Chief Executive Officer's Performance Evaluated and Compensation Determined?

     The Nominating and Corporate Governance Committee, the Compensation Committees and the Board as a whole annually evaluate the performance and review the compensation of the Chief Executive Officer utilizing a variety of criteria. The job objectives established for the Chief Executive Officer are:
  To promote and require the highest ethical conduct by all Company employees and demonstrate personal integrity consistent with the Company's Corporate Governance Guidelines.

  To establish, articulate and support the vision for the Company that will serve as a guide for expansion.

  To align physical, human, financial and organizational resources with strategies.

  To communicate strategies and alignment in a clear manner so that every employee understands their personal role in the Company's success.

  To establish a succession planning process in order to select, coordinate, evaluate and promote the best management team.

  To keep the Board informed on strategic and business issues.
     Evaluation of the Chief Executive Officer's performance with regard to these job objectives is rated on the following business skills and performance achievement:
  Leadership: his ability to lead the Company with a sense of direction and purpose that is well understood, widely supported, consistently applied and effectively implemented.

  Strategic Planning: his development of a long-term strategy, establishment of objectives to meet the expectations of stockholders, customers, employees and all Company stakeholders, consistent and timely progress toward strategic objectives and obtainment and allocation of resources consistent with strategic objectives.

  Financial Goals and Systems: his establishment of appropriate and longer-term financial objectives, ability to consistently achieve these goals and ensuring that appropriate systems are maintained to protect assets and control operations.

  Financial Results: his ability to meet or exceed the financial expectations of stockholders, including improvement in operating revenue, cash flow, net income, capital expenditures, earnings per share and share price.

  Succession Planning: his development, recruitment, retention, motivation and supervision of an effective senior management team capable of achieving objectives.

  Human Resources: his ensuring development of effective recruitment, training, retention and personnel communication plans and programs to provide and motivate the necessary human resources to achieve objectives.

  Communication: his ability to serve as the Company's chief spokesperson and communicate effectively with stockholders and all stakeholders.

  Industry Relations: his ensuring that the Company and its operating units contribute appropriately to the well-being of their communities and industries, and representation of the Company in community and industry affairs.

  Board Relations: his ability to work closely with the Board to keep them fully informed on all important aspects of the status and development of the Company, his implementation of Board policies, and his recommendation of policies for Board consideration.
     The Chief Executive Officer's compensation levels are determined after performance evaluations based on published compensation studies, the Chief Executive Officer's demonstrated abilities and contributions to the success of the Company, and the overall results of Company operations.

What is the Chief Executive Officer’s Compensation History?

     Michael O. Fifer joined the Company as Chief Executive Officer on September 25, 2006, with an annual base salary of $400,000, an option award to purchase 400,000 shares of the Company’s Common Stock under the 1998 Stock Incentive Plan, a $75,000 guaranteed bonus for 2006, a 75% target annual bonus opportunity, a one-time $250,000 restricted stock award to be issued under the 2007 Stock Incentive Plan, and reimbursement for temporary living, commuting and relocation expenses with related tax gross-up. In both 2007 and 2008, Mr. Fifer received performance-based option awards to purchase 40,000 shares of Common Stock subject to vesting criteria as described above. In 2009, Mr. Fifer received a performance-based equity award of stock options and restricted stock units. The award included options to purchase 14,970 shares of Common Stock and 13,344 restricted stock units. Mr. Fifer’s target annual bonus opportunity was increased to 100% of his base salary as of July 28, 2009. Mr. Fifer’s base compensation was increased to $425,000 as February 1, 2010.

Does the Company Pay for Perquisites?

     The Company believes in limited perquisites for its Directors and executive officers. Perquisites include discounts on Company products, which are available to all Company employees and Directors. The Company has a Relocation Policy covering all employees based on their grade level that provides various levels of temporary living and relocation expense reimbursements, payment of related taxes, and the use of Company vehicles for business purposes. Temporary living and relocation reimbursements and related tax payments for the Named Executive Officers are disclosed in the “SUMMARY COMPENSATION TABLE” below.

How Does the Company Evaluate its Compensation Program Risks?

     The Compensation Committee evaluates risk deriving from compensation programs, and does not believe that our compensation program is reasonably likely to have a material adverse effect on the Company for the following reasons:
  Executive compensation is structured to consist of both fixed compensation, which provides a steady income stream regardless of stock price performance, and variable incentive compensation, which is designed to reward both short-term and long-term corporate performance. Fixed, base-salary compensation is both market competitive and sufficient to make risk-taking to achieve a living wage unnecessary. Short-term cash incentive compensation is awarded based on achievement of operating profit goals, while significant weighting toward long-term cash and equity incentive compensation based on multi-year operating performance targets discourages short-term risk-taking;

  Performance goals are applicable Company-wide to our executives and employees alike to encourage consistent behavior throughout the organization;

  Performance goals are set appropriately to avoid targets that, if not achieved, would result in a large percentage loss of compensation;

  Incentive awards are capped under the compensation program;

  Equity guidelines discourage excessive risk taking by providing an incentive for executives to consider the Company’s long-terms interests, since a portion of their personal investment portfolio consists of Company stock, and

  The Company has strict internal controls over the measurement and calculation of performance goals, and all employees are required to receive annual compliance training under our Corporate Governance Guidelines, which covers, among other things, accuracy of books and records.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table summarizes total compensation paid or earned by the Company's Name Executive Officers (those officers who served as Chief Executive Officer or Chief Financial Officer during 2009, and the three other officers who received the highest compensation in 2009) who served in such capacities during 2009.

Named Executive Officer and Principal Position	Year	Salary ($)	Bonus (1) ($)	Stock Awards (2) ($)	Option Awards (3) ($)	Non-Equity Incentive Plan Compensation (4) ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings (5) ($)	All Other Compen- sation (6) ($)	Total ($)
Michael O.
Fifer
President,	2009	$400,000	$245,480	$278,813	$50,000	$536,515	$1,767	$17,426	$1,530,001
Chief	2008	$400,000	$0	$86,900	$172,800	$278,501	$0	$16,376	$954,577
Executive	2007	$400,000	$15,385	$290,000	$198,000	$0	$10,989	$191,860	$1,106,234
Officer and
Director
Thomas A.
Dineen
Vice	2009	$225,000	$87,210	$102,012	$18,750	$201,383	$6,812	$17,270	$658.437
President,	2008	$221,875	$0	$24,073	$64,800	$82,143	$0	$16,625	$409,516
Treasurer	2007	$197,917	$7,692	$20,000	$396,000	$0	$9,729	$10,133	$641,471
and Chief
Financial
Officer
Steven M.
Maynard (7)
Vice President	2009	$218,775	$84,797	$100,746	$247,250	$195,790	$827	$17,666	$865,851
of Lean	2008	$153,600	$0	$16,666	$43,200	$56,833	$0	$11,736	$282,035
Business	2007	$133,317	$5,908	$0	$284,625	$0	$5,012	$4,047	$432,909
Development
Christopher
J. Killoy
Vice President	2009	$235,000	$91,086	$106,552	$19,583	$210,334	$2,499	$21,006	$686,060
of Sales and	2008	$230,625	$0	$25,023	$64,800	$85,400	$0	$21,472	$427,320
Marketing	2007	$200,000	$7,692	$20,000	$74,250	$0	$9,923	$9,710	$321,575
Thomas P.
Sullivan
Vice President	2009	$235,000	$91,086	$106,552	$19.583	$210,334	$1,709	$17,330	$681,594
of Newport	2008	$235,000	$0	$25,498	$64,800	$86,952	$1,762	$17,721	$431,733
Operations	2007	$235,000	$9,038	$23,500	$74,250	$0	$6,333	$40,831	$388,952

Notes to Summary Compensation Table

(1)	This column represents discretionary bonuses awarded by the Board of Directors. 2009 amounts represent discretionary bonuses awarded to the Named Executive Officers in respect of the strong financial performance of the Company during 2009.

(2)	This column represents the full grant date fair value of stock awards to the Named Executives Officers in 2009, 2008 and 2007, calculated in accordance with the provisions of FASB ASC 718, and are shown at the maximum value expected upon achievement of the performance or time-based goals of the awards. 2007 amounts are for stock grants awarded to the Named Executive Officers, 2008 amounts are for Restricted Stock Units (“RSUs”) that were awarded in lieu of 25% of the 2008 performance-based cash bonus, and 2009 amounts are for RSUs awarded from two programs. The first set of 2009 RSUs were awarded in lieu of 15% of the 2009 discretionary and performance-based cash bonuses to the Named Executive Officers. These RSUs are subject to a three-year vesting period. The second set of 2009 RSUs were performance-based RSU awards issued in the second, third and fourth quarters of 2009 which were subject to achievement of performance goals. The performance criteria were met and the 2009 performance-based RSU awards vested as of March 2, 2010. See “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2009 TABLE” below for further information regarding stock granted to each Named Executive Officer.

(3)	This column represents the full grant date fair value of stock options awarded to the Named Executives Officers in 2009, 2008 and 2007, calculated in accordance with the provisions of FASB ASC 718, and are shown at the maximum value expected upon achievement of the performance or time-based goals of the awards. The performance criteria were met and the 2007 and 2008 performance-based equity awards vested on April July 28, 2009. The performance criteria were met and the 2009 performance-based option awards issued in the first quarter of 2009 vested as of March 2, 2010. See Note 13 of the consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2009 regarding assumptions underlying valuation of equity awards. Any estimate of forfeitures related to service-based vesting conditions are disregarded pursuant to the SEC Rules. See “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2009 TABLE” below for further information regarding stock options and restricted stock units granted to each Named Executive Officer.

(4)	This column represents the non-equity portion of performance-based incentive payments made under the Company's 2009 Incentive Compensation Program, including the quarterly profit-sharing bonus and annual performance-based bonus. These amounts were calculated based on the results of the fiscal year in which they were earned, but some of these amounts were paid after the end of the fiscal year. Performance-based bonuses were not paid for 2007.

(5)	This column represents the increased change in pension value for each fiscal year for each of the named executives. Negative changes in pension value are not reportable in the above table. No named executive officer received preferential or above-market earnings on deferred compensation. The Company's pension plans were frozen, and no further benefit service was accrued, as of January 1, 2008. For 2009, the change in pension value is calculated based on a 5.75% discount rate, participant ages as of December 31, 2009, frozen accrued benefits as of December 31, 2007, the 2000 Group Mortality Table, and in the case of the SERP, a COLA assumption of 1.5% per year. See “PENSION PLANS” and the “PENSION BENEFITS TABLE” below for additional information.

(6)	This column represents: (i) relocation and temporary living and related tax gross-ups, if applicable, (ii) commuting allowance not subject to gross-up for taxes, (iii) taxable value of Company products received, (iv) taxable premiums paid by the Company for group term life insurance, and (v) Employer safe-harbor matching and supplemental discretionary contributions made under the Company’s 401(k) Plan. See “ALL OTHER COMPENSATION TABLE” below for additional information.

(7)	Steven M. Maynard was appointed Vice President of Lean Business Development on February 19, 2007.

ALL OTHER COMPENSATION TABLE FOR YEAR 2009

Named Executive Officers	Year	Relocation and Temporary Living and Related Tax Gross-Ups and Commuting Allowance ($)		Taxable Value of Company Products Received ($)	Taxable Premiums Paid by the Company for Group Term Life Insurance ($)	Company Matching and Discretionary 401(k) Plan Contributions (1) ($)	Total ($)
	2009	$0			$276	$17,150	$17,426
Michael O. Fifer	2008	$0			$276	$16,100	$16,376
	2007	$175,613	(2)		$260	$15,987	$191,860

	2009				$120	$17,150	$17,270
Thomas A. Dineen	2008				$117	$16,508	$16,625
	2007				$108	$10,025	$10,133

	2009				$516	$17,150	$17,666
Steven M. Maynard	2008				$276	$11,460	$11,736
	2007				$207	$3,840	$4,047

	2009	$3,580	(3)		$276	$17,150	$21,006
Christopher J. Killoy	2008	$4,168	(3)		$180	$17,124	$21,472
	2007	$1,263	(3)		$180	$8,267	$9,710

	2009	$0			$180	$17,150	$17,330
Thomas P. Sullivan	2008	$0			$180	$17,541	$17,721
	2007	$31,251	(4)		$180	$9,400	$40,831

Notes to All Other Compensation Table

(1)	Consists of matching contributions made under the Sturm, Ruger & Company, Inc. 401(k) Plan (the “401(k) Plan”), to the Named Executive Officers who participated in the 401(k) Plan, based on their deferrals for each 401(k) Plan year. For 2009 and 2008, also includes supplemental employer discretionary contributions made to all plan participants.

(2)	Consists of reimbursements for Mr. Fifer’s temporary living and relocation expenses in 2007 as follows: $65,038 for real estate closing costs, $30,000 for incidental relocation expenses, $6,801 for commuting and $73,774 for related tax gross-ups.

(3)	Consists of the taxable value of commuting allowance for Mr. Killoy at one-half the I.R.S. approved mileage rate and not subject to gross-up for taxes.

(4)	Consists of reimbursements for Mr. Sullivan’s temporary living and relocation expenses in 2007 as follows: $12,500 for temporary lodging, $10,255 for relocation costs and $8,496 for related tax gross-ups.

GRANT OF PLAN-BASED AWARDS TABLE FOR YEAR 2009

     The following table reflects estimated possible payouts under equity incentive plans to the Named Executive Officers during the fiscal year 2009 from the 2007 Stock Incentive Plan, consisting of performance-based option awards, time-based option awards and restricted stock unit awards. The Company’s non-equity incentive plan compensation is based on achievement of certain financial performance goals for the fiscal year, and the cash portion is paid in full in the year subsequent to the year in which earned. These amounts are reported in the Summary Compensation Table, and are not included in this table because no further payment is required or allowed pertaining to the program.

			Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards :	All Other Option Awards (1)(2)
Named Executive Officers	Grant Date	Type of Award (1)(2)(3)(4)	Threshold (#)	Target (#)	Max- imum (#)	Number of Securities Underlying Stock Granted (#)	Number of Securities Underlying Options Granted (#)	Exercise Price of Option Awards or Base Price of Stock Awards(5) ($/Share)	Grant Date Fair Value)(6) ($)
Michael O. Fifer	3/2/09	Performance- Based Option Award (1)					14,970	$8.69	$50,000
	5/4/09 8/4/09 11/3/09	Performance- Based Restricted Stock Unit Awards (2)	4,177 4,378 4,789					$11.97 $11.42 $10.44	$49,999 $49,997 $49,997
	3/2/10	Restricted Stock Unit Award (3)	16,347					$7.88	$128,820
Thomas A. Dineen	3/2/09	Performance- Based Option Award (1)					5,614	$8.69	$18,750
	5/4/09 8/4/09 11/3/09	Performance- Based Restricted Stock Unit Awards (2)	1,566 1,642 1,796					$11.97 $11.42 $10.44	$18,745 $18,752 $18,750
	3/2/10	Restricted Stock Unit Award (3)	5,807					$7.88	$45,765
Steven M. Maynard	3/2/09	Performance- Based Option Award (1)					5,614	$8.69	$18,750
	5/4/09 8/4/09 11/3/09	Performance- Based Restricted Stock Unit Awards (2)	1,566 1,642 1,796					$11.97 $11.42 $10.44	$18,745 $18,752 $18,750
	3/2/10	Restricted Stock Unit Award (3)	5,647					$7.88	$44,499
	5/4/09	Time-Based Option Award (4)					50,000	$11.97	$167,000
Christopher J. Killoy	3/2/09	Performance- Based Option Award (1)					5,864	$8.69	$19,583
	5/4/09 8/4/09 11/3/09	Performance- Based Restricted Stock Unit Awards (2)	1,636 1,715 1,876					$11.97 $11.42 $10.44	$19,583 $19,585 $19,585
	3/2/10	Restricted Stock Unit Award (3)	6,065					$7.88	$47,799
Thomas P. Sullivan	3/2/09	Performance- Based Option Award (1)					5,864	$8.69	$19,583
	5/4/09 8/4/09 11/3/09	Performance- Based Restricted Stock Unit Awards (2)	1,636 1,715 1,876					$11.97 $11.42 $10.44	$19,583 $19,585 $19,585
	3/2/10	Restricted Stock Unit Award (3)	6,065					$7.88	$47,799

Notes to Grant of Plan-Based Awards Table

(1)	Performance-based options awarded to the Named Executive Officers on March 2, 2009, which vested and became exercisable as of March 2, 2010, after the performance criteria were met.

(2)	Performance-based RSU awards made in quarterly tranches in 2009, each effective as of the fourth business day following the filing of the Form 10-K or 10-Q, which vested and were converted to an equivalent number of shares of Common Stock as of March 2, 2010.

(3)	RSUs awarded to the Named Executive Officers in lieu of 15% of their 2009 discretionary and performance-based cash bonuses, with the quantity calculated using a one-third discount to market based on the mean of the highest and lowest sales price of a share of Common Stock on the date of grant. These RSUs are subject to three year cliff-vesting. At the end of the vesting period, the Company will issue one share of Common Stock for each vested RSU. Cash dividends equivalent to those paid on the Company’s Common Stock, if any, will be credited to each Named Executive Officer’s account for non-vested RSUs and shall be paid in cash to such individual when such RSUs become vested under the terms of the applicable RSU Agreement. If the Named Executive Officer terminates employment for any reason before the RSUs vest, he will receive cash equal to (i) the number of RSUs multiplied by two-thirds, and then multiplied by the lesser of (ii) the mean sales price of a share of Common Stock on the date of grant or (iii) the mean sales price of a share of Common Stock on the date of termination.

(4)	Time-based options awarded to Named Executive Officers which vest and became exercisable in five equal annual installments of 20% of the total number of options awarded, beginning on the date of first anniversary of the date of grant and on each of the next succeeding four anniversaries thereafter and have a 10 year term.

(5)	Represents the per share exercise price of the stock options granted in 2009 as described in footnotes (1) and (2) above, which was the mean of the highest and lowest sales price of the Common Stock as of the date of grant, or the discounted base price of restricted stock units granted in 2010 to each named executive as described in footnote (3) above. Equity awards have never been re-priced and are not permitted to be re-priced under the terms of the 2007 Stock Incentive Plan.

(6)	Amounts shown for equity awards represent the total grant date fair value recognized for financial statement reporting purposes with respect to stock options and restricted stock units granted to the named executives in 2009 calculated in accordance with the provisions of FASB ASC 718, and are shown at the maximum value expected upon achievement of the performance or time-based goals of the awards. See Note 13 of the consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2009 regarding assumptions underlying valuation of equity awards. Any estimate of forfeitures related to service-based vesting conditions are disregarded pursuant to the SEC Rules.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2009 TABLE

     The following table reflects outstanding grants whose ultimate value is unknown and has not been realized (i.e., dependent on future results) for the Named Executive Officers. (For information on stock options and grants made in 2009 to the Named Executive Officers, see the “GRANTS OF PLAN-BASED AWARDS TABLE” above.)

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2009 TABLE
Named Executive Officer	OPTION AWARDS					STOCK AWARDS
	Number of Securities Underlying Unexercised Options (1) Exercisable (#)	Number of Securities Underlying Unexercised Options (1) Unexercisable (#)	Equity Incentive Plan Awards: Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested (2) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units That Have Not Vested (2) ($)
Michael O. Fifer	240,000	160,000		$7.32	9/25/2016
	40,000			$13.39	4/24/2017
	40,000			$8.23	4/28/2018
	14,970			$8.69	3/02/2019
								20,335	$86,900
								16,347	$128,820
Thomas A. Dineen	26,000	39,000		$13.39	4/24/2017
	15,000			$13.39	4/24/2017
	15,000			$8.23	4/28/2018
	5,614			$8.69	3/02/2019			5,633	$24,073
								5,807	$45,765
Steven M. Maynard	20,000	30,000		$13.39	4/24/2017
	7,500			$13.39	4/24/2017
	10,000			$8.23	4/28/2018
	5,614			$8.69	3/02/2019
	10,000	40,000		$8.69	3/02/2019
								3,899	$16,666
								5,647	$44,499
Christopher J. Killoy	60,000	40,000		$10.46	11/27/2016
	15,000			$13.39	4/24/2017
	15,000			$8.23	4/28/2018
	5,864			$8.69	3/02/2019
								5,856	$25,023
								6,065	$47,799
Thomas P. Sullivan	50,000	40,000		$6.85	8/14/2016
	15,000			$13.39	4/24/2017
	15,000			$8.23	4/28/2018
	5,864			$8.69	3/02/2019
								5,967	$25,498
								6,065	$47,799

Notes to Outstanding Equity Awards at Fiscal Year End Table

(1)	Amounts shown as exercisable or unexercisable reflect the vesting status of each individual’s options within 60 days of March 9, 2010. Time-based options awarded to Named Executives normally vest and became exercisable in five equal annual installments of 20% of the total number of options awarded, beginning on the date of first anniversary of the date of grant and on each of the next succeeding four anniversaries thereafter and have a 10 year term. Time-based options fully vest in the event of a Change in Control as defined in the applicable Stock Incentive Plan.

(2)	Amounts shown include RSUs that were awarded to the Named Executive Officers in lieu of 15% of their 2009 discretionary and performance-based cash bonus, and in lieu of 25% of their 2008 performance-based cash bonus. The 2009 and 2008 quantities of RSUs were calculated using a one-third discount to the mean of the highest and lowest sales price of a share of Common Stock on the date of grant. The RSUs are subject to three year cliff-vesting. At the end of the vesting period, the Company will issue one share of Common Stock for each vested RSU. RSUs fully vest in the event of a Change in Control, disability or retirement, as defined in the 2007 stock Incentive Plan, or in the event of death. If the Named Executive Officer terminates employment for any other reason, he will receive cash equal to (i) the number of RSUs multiplied by two-thirds, and then multiplied by the lesser of (ii) the mean sales price of a share of Common Stock on the date of grant or (iii) the mean sales price of a share of Common Stock on the date of termination. Amounts shown represent the full grant date fair value of the awards calculated in accordance with the provisions of FASB ASC 718, and are shown at the maximum value expected upon achievement of the time-based goals of the awards.

OPTION EXERCISES AND STOCK VESTED IN 2009 TABLE

     The following table sets forth the value of equity realized by the Named Executive Officers upon exercise of vested options or the vesting of deferred stock during 2009. (For further information on stock options and grants made in 2009 to the Named Executive Officers, see the “GRANTS OF PLAN-BASED AWARDS TABLE” above.)

	Option Awards		Stock Awards (1)
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired Upon Vesting (#)	Value Realized on Vesting $
Michael O. Fifer			13,344	$157,726
Thomas A. Dineen			5,004	$59,147
Steven M. Maynard			5,004	$59,147
Christopher J. Killoy			5,227	$61,783
Thomas P. Sullivan (2)	10,000	$67,200	5,227	$61,783
Total	10,000	$67,200	33,806	$399,586

Notes to Options Exercised and Stock Vested Table

(1)	Reflects acquisition of restricted stock awards granted in quarterly tranches in 2009 and which vested and were issued as of March 2, 2010 under the Company's 2007 Stock Incentive Plan. Amounts shown are the gross number of, and taxable fair market value of, the shares of Common Stock, acquired upon vesting of the RSUs. In accordance with the terms of the 2007 Stock Incentive Plan, certain of the Named Executive Officers receiving stock grants elected to receive “cashless” grants, whereby the taxes related to the acquisition of deferred stock were deducted from the gross amount of shares to which they were entitled. Mr. Maynard paid the taxes related to the acquisition of his stock grants in cash and received the full amount of his stock grants. In all cases, fractional shares were paid in cash.

(2)	Reflects Mr. Sullivan’s exercise of options to purchase Company’s Common Stock issued under the Company's 1998 Stock Incentive Plan on August 14, 2006 with an exercise price of $6.85 per share. Amounts shown are the gross number of, and the taxable fair market value of, the shares acquired upon exercise. Mr. Sullivan elected to make a “cashless” exercise, whereby the exercise price and taxes related to the exercise of options were deducted from the gross amount of shares to which he was entitled, with fractional shares were paid in cash.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Payments on Change in Control

     In the event of a potential change in control of the Company, it is vitally important that executives be able to continue working in the best interest of our stockholders. For that reason, the Company has entered into severance agreements with the Named Executive Officers designed to provide salary and medical benefit continuance in the event of the termination of his employment under certain circumstances. The Company’s severance agreements are not employment contracts and do not specify an employment term, compensation levels or other terms or conditions of employment. There are also change-in-control provisions in both the stock option and restricted stock agreements.

Covered Terminations and Severance Payments Pursuant to Change in Control Agreements

     Each of the Named Executive Officers’ severance agreements provide for the following severance benefits, if during the term of the agreement: (A) he is terminated without cause or (B) there is a Change in Control and a subsequent reduction of his salary or a diminution of his duties and thereafter he terminates his employment within 90 days. In the situation described in clause (A) above, he will receive a lump sum cash payment equal to 12 months of his annual base salary, if employed for less than five years, or 18 months of his annual base salary if employed for five or more years, and continued insurance benefits. Mr. Fifer’s severance agreement provides for 18 months of his annual base salary. In the situation described in clause (B) above, the Named Executive Officer will receive a lump sum cash payment equal to 18 months of his annual base salary and 100% of his target cash bonus and continued insurance benefits. In both cases, such continued insurance benefits are to be paid to the Named Executive Officer net of employee contributions for a period equal to the number of months of severance pay.

     In all cases, payment of severance benefits will be subject to the six-month deferral requirements of under the IRS Tax Code Section 409A. All of the severance agreements have a one-year term, subject to automatic renewal on each anniversary of its date unless (A) the Named Executive Officer gives notice of his intention to terminate his employment, or (B) the Company gives notice of its intention not to renew the agreement at least one year in advance. The amount of severance and benefits are generally determined based on competitive market practices for executives at this level. The Compensation Committee also takes into consideration that executives at this level generally require a longer timeframe to find comparable jobs because there are fewer jobs at this level in the market and often have a large percentage of their personal wealth dependent on the status of the Company, given the fact that a large part of their compensation is equity-based.

Change in Control Events and Severance Benefits Not Covered by the Severance Agreements

     The 1998 Stock Incentive Plan and 2007 Stock Incentive Plan provide for accelerated vesting of stock awards that the executive has already received, not for additional payments. The 1998 Stock Incentive Plan has a single trigger component, the Change in Control event. If there is a Change in Control event, the accelerated vesting of stock-based compensation will occur whether or not the executive's employment is terminated. This further protects the executive because it provides him or her with an opportunity to exercise and vote the option shares as a stockholder. The 2007 Stock Incentive Plan also has a single trigger change in control accelerated vesting component, which will apply unless, in the case of a merger or acquisition of the Company by another business entity, the surviving, continuing, or purchasing corporation assumes the awards previously issued under that plan.

Change in Control Definition

     Generally, under the Severance Agreements and the 1998 Stock Incentive Plan and 2007 Stock Incentive Plan, a “Change in Control” will be deemed to have occurred:
  When any person acquires a significant percentage of the voting power of the Company (50% or more under the 1998 Stock Incentive Plan, and 25% or more under the 2007 Stock Incentive Plan);

  If a majority of the Board members change, unless the new Directors are elected or nominated for election by at least two-thirds of the existing Board members;

  Upon the acquisition of the Company; or

  Upon the liquidation or dissolution of the Company (with approval of the stockholders)

Termination by Death or Disability

     In the event of death or disability, executives receive no payment other than through life insurance or disability insurance available to salaried employees generally. Under the 1998 Stock Incentive Plan, all options may be exercised for 90 days after death or disability to the extent vested on the date of such death or total disability. Under the 2007 Stock Incentive Plan, vested options are exercisable in the case of death or disability within the greater of: 30 days, or one-fourth of the length of time elapsed since the options first vested to the date of termination. Under both plans, in no case can options be exercised beyond the expiration date of the award.

     In the event of termination by death or disability, the executive or his or her estate will receive his or her bonus to the extent earned.

Termination by Retirement

     Executives were eligible to participate in the Company's Pension Plan until December 31, 2007, the effective date of the plan’s “freeze.” None of the Named Executive Officers was eligible for normal retirement, and none of the Named Executive Officers accrued service under the Pension Plan beyond December 31, 2007, the effective date of that plan’s “freeze” by the Company. Pension benefits are described under “PENSION PLANS” below. In addition to the pension benefits described below, when a retirement-eligible employee terminates employment, his or her options awarded under the 1998 Stock Incentive Plan expire 90 days after termination. Under the 2007 Stock Incentive Plan, vested options awarded to the Named Executive Officers are exercisable in the case of retirement within the greater of: 30 days, or one-fourth of the length of time elapsed since the options first vested to the date of retirement. Under both plans, in no case can options be exercised beyond the expiration date of the award.

     In the event of termination by retirement, the executive will receive his or her bonus to the extent earned.

Voluntary and Involuntary Termination

     The severance benefits for the Named Executive Officers include base salary and medical insurance continuation in cases of termination without cause for a minimum of 12 months and a maximum of 18 months. Mr. Fifer’s severance agreement provides for 18 months of his annual base salary in the event of his termination without cause. Under the 1998 Stock Incentive Plan, when a Named Executive Officer terminates voluntarily before retirement, his stock options expire 30 days after termination. Under the 2007 Stock Incentive Plan, vested options awarded to the Named Executive Officers are exercisable in the case of voluntary termination or involuntarily without cause within the greater of: 30 days, or one-fourth of the length of time elapsed since the options first vested to the date of retirement. Under both plans, options cannot be exercised beyond the expiration date of the award. Under both plans, in the case of termination for cause, an employee's stock options terminate immediately.

     If any employee voluntarily or involuntarily without cause terminates his or her employment the employee, will receive his or her bonus to the extent earned. If an employee is terminated for cause, any bonus is forfeited.

Retention and Transition Agreements

     The Company may enter into retention or “transition” agreements from time to time with executives who retire or voluntarily terminate their employment with the Company in order to facilitate the management transition of the executives’ areas of responsibility.

POTENTIAL AND ACTUAL PAYMENTS UNDER SEVERANCE AGREEMENTS TABLE

     The table below sets forth the terms and estimated potential payments and benefits provided in each termination circumstance for the Company's Named Executive Officers as of December 31, 2009. The potential amounts shown in the table do not include payments and benefits to the extent that they are provided on a non-discriminatory basis to the Company's salaried employees generally.

					Continuation
			Number of Equity		of Medical
	Severance	Bonus Payment	Awards- That	Retirement	Welfare	Aggregate
Named Executive Officers	Agreement	(1)	Vest (2)(3)	Benefits (4)	Benefits (5)	Payments(6)
	($)	($)	(#)	($)	($)	($)
Michael O. Fifer
Change In Control	$600,000	$600,000	196,682	$0	$16,882	$1,216,882
Termination without Cause	$600,000	$0	0	$0	$16,882	$616,882
Retirement	n/a	$400,000	36,682	$0	$0	$400,000
Death or Disability	n/a	$400,000	36,682	$0	$0	$400,000
Thomas A. Dineen
Change In Control	$337,500	$219,375	50,440	$0	$16,882	$573,757
Termination without Cause	$337,500	$0	0	$0	$16,882	$354,582
Retirement	n/a	$146,250	11,440	$0	$0	$146,250
Death or Disability	n/a	$146,250	11,440	$0	$0	$146,250
Steven M. Maynard
Change In Control	$352,500	$229,125	89,546	$0	$16,882	$598,507
Termination without Cause	$352,500	$0	0	$0	$16,882	$369,382
Retirement	n/a	$152,750	9.546	$0	$0	$152,750
Death or Disability	n/a	$152,750	9.546	$0	$0	$152,750
Christopher J. Killoy
Change In Control	$352,500	$229,125	51,921	$0	$16,882	$598,507
Termination without Cause	$352,500	$0	0	$0	$16,882	$369,382
Retirement	n/a	$152,750	11,921	$0	$0	$152,750
Death or Disability	n/a	$152,750	11,921	$0	$0	$152,750
Thomas P. Sullivan
Change In Control	$352,500	$229,125	52,032	$0	$16,882	$598,507
Termination without Cause	$352,500	$0	0	$0	$16,882	$369,382
Retirement	n/a	$152,750	12,032	$0	$0	$152.570
Death or Disability	n/a	$152,750	12,032	$0	$0	$152,750

Notes to Potential and Actual Payments Under Severance Agreements Table

(1)	The Bonus payment under Retirement or Death or Disability shall be prorated to the extent earned during the partial year prior to Retirement or Death or Disability. The amount show is the nominal bonus at 100% achievement of goals for a full 12 months.

(2)	Includes number of options awarded under the Company’s 1998 and 2007 Stock Incentive Plans that have not yet vested. Also includes restricted stock unit awards subject to vesting.

(3)	Under the 1998 Stock Incentive Plan, vested time-based options awarded to the Named Executive Officers are exercisable within 30 days of voluntary termination, or within 90 days of the earlier of the optionee's retirement, death or disability. Under the 2007 Stock Incentive Plan, vested time or performance-based options awarded to the Named Executive Officers are exercisable in the case of voluntary termination, involuntarily termination without cause, retirement, death, or disability within the greater of: 30 days, or one-fourth of the length of time elapsed since the options first vested to the date of termination. Under both plans, in the case of termination for cause, an employee's stock options terminate immediately. RSUs vest immediately in the event of death, disability or retirement. In the event of voluntary termination or involuntary termination without cause before vesting, the Named Executive Officer will receive cash equal to the number of RSUs multiplied by two-thirds, and then multiplied by the lesser of: (i) the mean sales price of a share of Common Stock on the date of grant, or (ii) the mean sales price of a share of Common Stock on the date of termination. In the event of a Change in Control under the 1998 Stock Incentive Plan, all options vest immediately. Under the 2007 Stock Incentive Plan, all options will vest if, in the case of a merger or acquisition of the Company by another business entity, the surviving, continuing, or purchasing corporation does not assume the awards previously issued under that plan. All RSUs vest immediately under the 2007 Stock Incentive Plan in the event of a Change in Control.

(4)	No non-qualified retirement benefits are payable to the named executive officers.

(5)	Includes continuation of health insurance coverage assuming family coverage for potential severance recipients, net of employee contributions.

(6)	Aggregate payments exclude number of options or RSUs that vest.

PENSION PLANS

     All employees, including the individuals named in the Summary Compensation Table, are eligible to participate in the Company’s 401(k) Plan, subject to IRS plan limits. The 401(k) Plan provides participation and immediate vesting upon three months of service, a safe harbor match for all participants and supplemental discretionary employer contributions for all eligible employees. The individuals named in the Summary Compensation Table are eligible to participate in the 401(k) Plan, subject to IRS plan limits.

     Until January 1, 2008, all of the Company's salaried employees participated in the Sturm, Ruger & Company, Inc. Salaried Employees' Retirement Income Plan (the “Pension Plan”), a defined benefit pension plan, which generally provides annual pension benefits at age 65 in the form of a straight life annuity in an amount equal to: 1-1/3% of the participant's final average salary (highest 60-consecutive-month average annualized base pay during the last 120 months of employment) less 0.65% of the participant's Social Security covered compensation, multiplied by the participant's years of credited service up to a maximum of 25 years.

     On October 1, 2007, the Pension Plan was “frozen” by the Board of Directors so that participants will no longer accrue additional service under the plan after December 31, 2007. In lieu of continued benefit accruals under the Pension Plan, as of January 1, 2008, the Company began making supplemental discretionary contributions for all eligible employees under its 401(k) Plan in addition to the safe harbor employer match contributed on behalf of eligible 401(k) Plan participants.

     John M. Kingsley, Jr., a Director who retired as Executive Vice President of the Company on December 31, 1996, and is retiring from the Board as of April 28, 2010, received $37,710 in benefits from the Pension Plan during 2009.

     The Sturm, Ruger & Company, Inc. Supplemental Executive Retirement Plan (the “SERP”) is a nonqualified supplemental retirement plan for certain senior executives of the Company who have achieved the rank of Vice President or above and who are selected by the Compensation Committee. No active employees participated in the SERP in 2009.

     The SERP generally provides an annual benefit beginning at age 65, the normal retirement age under the SERP, based upon a participant’s completed years of service with the Company as of such age. The maximum benefit under the SERP is equal to 50% of the participant's average annual compensation, including base pay, bonuses and other incentive compensation, up to $400,000. All SERP benefits are reduced by the amount the participant is entitled to receive under the Pension Plan, and are further reduced by the amount of Social Security benefit the participant is entitled to receive commencing at age 65. The SERP benefit is payable as an annuity over the life of the participant, with 50% to continue for the life of the participant's surviving spouse after the participant's death. Pre-retirement death or disability benefits are also provided to plan participants under the SERP.

     As of February 1, 2008, Mr. Kingsley is the only participant in the SERP and is in retired status. John M. Kingsley, Jr. received $154,536 in benefits from the SERP during 2009.

2009 PENSION BENEFITS TABLE

     The following table sets forth the present value of pension benefits accrued by, and actual benefits paid in 2009 to the Named Executive Officers under the Salaried Employees' Retirement Income Plan (the “Pension Plan”).

		Salaried Employees’ Retirement
		Income Plan (1)
		Present
		Value
		of	Payments
		Accumulated	During
Named Executive	Credited Service (2)	Plan Benefit	Last Fiscal
Officers	(Years)	(3)	Year
		($)	($)
Michael O. Fifer	1.3	$11,686
Thomas A. Dineen	10.6	$36,678
Steven M.
Maynard	.9	$5,721
Christopher J.
Killoy	2.2	$16,103
Thomas P.
Sullivan	1.4	$10,487

Notes to Pension Benefits Table

(1)	On October 1, 2007, the Board of Directors authorized the suspension of benefits, or “freeze,” of the Pension Plan effective January 1, 2008.

(2)	The maximum years of credited service under the Pension Plan.

(3)	The present value of accumulated benefits under the Pension Plan is calculated assuming a discount rate of 5.75%, the 2000 Group Annuity Mortality Table, the participant’s age as of December 31, 2009, and frozen accrued benefits as of December 31, 2007.

PRINCIPAL STOCKHOLDERS AND BENEFICIAL OWNERSHIP

PRINCIPAL STOCKHOLDER TABLE

     The following table sets forth as of March 9, 2010 the ownership of the Company’s Common Stock by each person of record or known by the Company to beneficially own more than 5% of such stock

		Amount and Nature of
Title of Class	Name and Address of Beneficial Owner	Beneficial Ownership	Percent of Class

	Allianz Global Investors Management Partners
	LLC680 Newport Center Drive, Suite 250
	Newport Beach, CA 92660

	Nicholas-Applegate Capital Management LLC
	600 West Broadway, Suite 2900
	San Diego, CA 92101
Common Stock		1,868,900 (1)	9.8%
	Oppenheimer Capital LLC
	1345 Avenue of the Americas
	New York, NY 10105

	NJF Investment Group LLC
	2100 Ross Avenue, Suite 700
	Dallas, TX 75201

	BlackRock Inc.
Common Stock	40 East 52nd Street	1,712,152 (2)	8.96%
	New York, NY 10022

	The Vanguard Group, Inc.
Common Stock	100 Vanguard Boulevard	1,131,935 (3)	5.92%
	Malvern, PA 19355

	Oppenheimer Funds, Inc.
	Two World Financial Center
Common Stock	225 Liberty Street	1,042,821 (3)	5.46%
	New York, NY 10281

     Notes to Principal Stockholder Table

(1)	Such information is as of December 31, 2009 and is derived exclusively from a Schedule 13G filed jointly by Allianz Global Investors Management Partners LLC, Nicholas-Applegate Capital Management LLC, Oppenheimer Capital LLC and NFJ Investment Group LLC on February 11, 2010.

(2)	Such information is as of December 31, 2009 and is derived exclusively from a Schedule 13G filed by BlackRock Inc. on January 29, 2010.

(3)	Such information is as of December 31, 2009 and is derived exclusively from a Schedule 13G filed by Vanguard Group Inc. on February 8, 2010.

(4)	Such information is as of December 31, 2009 and is derived exclusively from a Schedule 13G filed by Oppenheimer Funds Inc. on February 2, 2010.

BENEFICIAL OWNERSHIP TABLE

     The following table sets forth certain information as of March 9, 2010 as to the number of shares of the Company’s Common Stock beneficially owned by each Director, Named Executive Officer and all Directors and Named Executive Officers of the Company as a group.

		Stock Options Currently
	Beneficially	Exercisable or to
	Owned Shares	Become Exercisable	Total Shares
	of Common	within 60 days after	Beneficially	Percent
	Stock (1)	March 9, 2010	Owned (1)	of Class
Name	(#)	(#)	(#)	(%)
Independent Directors:
James E. Service	24,381	20,000	44,381	*
John A. Cosentino, Jr.	75,881	20,000	95,881	*
C. Michael Jacobi	16,881	20,000	36,881	*
John M. Kingsley, Jr.	11,041	20,000	31,041	*
Stephen T. Merkel	12,081	20,000	32,081	*
Amir P. Rosenthal**	0	5,000	5,000	*
Ronald C. Whitaker	18,881	20,000	38,881	*
Phillip C. Widman **	9,000	5,000	14,000	*
Named Executive Officers:
Michael O. Fifer (also a Director)	66,669	334,970	401,639	*
Thomas A. Dineen	14,128	61,614	75,742	*
Steven M. Maynard	75,004	53,114	128,118	*
Christopher J. Killoy	4,198	95,864	100,062	*
Thomas P. Sullivan	8,248	85,864	94,112	*
Directors and executive officers as a
group: (8 independent Directors, 1
Director who is also an executive officer	353,696	841,652	1,195,348	6.3%
and 7 other executive officers)

Notes to Beneficial Ownership Table

*	Beneficial owner of less than 1% of the outstanding Common Stock of the Company.

**	Amir P. Rosenthal and Phillip C. Widman were each appointed to the Board on January 4, 2010.

(1)	Includes 2,024 shares of Common Stock granted on April 29, 2009 to each then-current Independent Director pursuant to the 2007 Stock Incentive Plan. These shares represent awards of restricted stock with a grant date fair value of $25,000 issued annually as part of the compensation for Independent Directors based on the mean of the high and low of the Common Stock on the date of grant. These shares are considered owned with risk of forfeiture until they vest on the date of the Company’s Annual Meeting next following the date of grant.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and NYSE. Officers, Directors and greater-than-10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of the Section 16(a) report forms furnished to the Company and written representations that no other reports were required, that with respect to the period from January 1, 2009 through December 31, 2009, all such forms were filed in a timely manner by the Company's officers, Directors and greater-than-10% beneficial owners, with the exception of:
  a Form 4 for share acquisition by Steven M. Maynard which was filed 57 days late;

  a Form 5 reporting an increase in Thomas A. Dineen’s Common Stock ownership during 2009 as a result of his broker’s automatic dividend reinvestment program, which was filed 18 days late; and

  Forms 4 for restricted stock unit awards made to the Company’s officers in lieu of 25% of their 2008 performance-based bonus on February 3, 2009 which were filed on March 4, 2010. These restricted stock units convert to shares of Common Stock of the Company after a three-year cliff-vesting period. As these RSUs were viewed as having a substantial risk of forfeiture and a share amount that is dependent on future service of the officer, Forms 4 for these awards were not originally filed in 2009.
CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

     The Company's Board has a policy of monitoring and reviewing issues involving potential conflicts of interest, and reviewing and approving all related party transactions. There were no related-party transactions in 2009.

PROPOSAL NO. 2 - RATIFICATION OF INDEPENDENT AUDITORS

     McGladrey & Pullen, LLP has served as the Company’s independent auditors since 2005. Subject to the ratification of the stockholders, the Board of Directors has reappointed McGladrey & Pullen, LLP as the Company's independent auditors for the 2010 fiscal year.

PRINCIPAL ACCOUNTANTS' FEES AND SERVICES

     The following table summarizes the fees incurred by the Company for professional services rendered by McGladrey & Pullen, LLP during fiscal years 2009 and 2008.

Principal Accountants’ Fees
	Fiscal 2009 Fees	Fiscal 2008 Fees
Audit Fees	$559,500	$537,500
Audit-Related Fees	$45,000	$45,000
Tax Fees	$13,100	$16,650
All Other Fees	$5,000	$0

Total Fees	$622,600	$599,150

Audit Fees

     Consist of fees billed for professional services rendered for the audit of the Company's consolidated financial statements, the audit of internal controls over financial reporting per Section 404 of the Sarbanes-Oxley Act and the review of interim consolidated financial statements included in quarterly reports.

Audit - Related Fees

     Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements and are not reported under “Audit Fees.” These services include audits of the Company's employee benefit and compensation plans.

Tax Fees

     Consist of fees billed for professional services for tax assistance, including pre-filing reviews of original and amended tax returns for the Company and tax audit assistance.

All Other Fees

     Consists of fees billed for services rendered by McGladrey & Pullen, LLP to the Company related to financial due diligence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

     It is the policy of the Audit Committee to meet and review and approve in advance, on a case-by-case basis, all engagements by the Company of permissible non-audit services or audit, review or attest services for the Company to be provided by the independent auditors, with exceptions provided for de minimus amounts under certain circumstances as prescribed by the Exchange Act. The Audit Committee may, at some later date, establish a more detailed pre-approval policy pursuant to which such engagements may be pre-approved without a meeting of the Audit Committee. Any request to perform any such services must be submitted to the Audit Committee by the independent auditor and management of the Company and must include their views on the consistency of such request with the SEC's rules on auditor independence.

     All of the services of McGladrey & Pullen, LLP described above under “Audit-Related Fees” and “Tax Fees” were approved by the Audit Committee in accordance with its policy on permissible non-audit services or audit, review or attest services for the Company to be provided by its independent auditors, and no such approval was given through a waiver of such policy for de minimus amounts or under any of the other circumstances as prescribed by the Exchange Act.

     Representatives of McGladrey & Pullen, LLP will be present at the Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Board of Director Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF MCGLADREY & PULLEN, LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

CODE OF BUSINESS CONDUCT AND ETHICS

     The Board has adopted a “Code of Business Conduct and Ethics” as part of the Company's Corporate Compliance Program, which governs the obligation of all employees, executive officers and Directors of the Company to conform their business conduct to be in compliance with all applicable laws and regulations, among other things. The Code of Business Conduct and Ethics is posted on the Company's website at www.ruger.com, and is available in print to any stockholder who requests it by contacting the Corporate Secretary as set forth in “STOCKHOLDER COMMUNICATIONS” below.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2011

     To be considered for inclusion in the Proxy Statement distributed by the Company in connection with next year's Annual Meeting of Stockholders, stockholder proposals must be submitted in writing to the Company delivered or mailed by first class United States mail, postage prepaid, no earlier than December 29, 2010 (120 days prior to the first anniversary of this year’s Annual Meeting of Stockholders), and no later than January 28, 2011 (90 days prior to the first anniversary of this year’s Annual Meeting of Stockholders). Any stockholder proposal to be considered at next year's Annual Meeting of Stockholders, but not included in next year's Proxy Statement, must also be submitted in writing to the Company by February 2, 2011.

     Recommendations for nominees to stand for election as Directors at next year's Annual Meeting of Stockholders must be received in writing delivered or mailed by first class United States mail, postage prepaid, no earlier than December 29, 2010 (120 days prior to the first anniversary of this year’s Annual Meeting of Stockholders), and no later than January 28, 2011 (90 days prior to the first anniversary of this year’s Annual Meeting of Stockholders) and include the information as required under “THE BOARD OF DIRECTORS AND ITS COMMITTEES – Nominating and Corporate Governance Committee” described above.

     All stockholder proposals or Director nominations should be submitted to Leslie M. Gasper, Corporate Secretary, Sturm, Ruger & Company, Inc., Lacey Place, Southport, Connecticut 06890.

STOCKHOLDER AND INTERESTED PARTY COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     The Board has adopted a method by which stockholders and interested parties can send communications to the Board. Stockholders and interested parties may communicate in writing any questions or other communications to the Chairman or non-management Directors of the Board through the following methods:
  by contacting the Corporate Secretary at Sturm, Ruger & Company, Inc., 1 Lacey Place, Southport, CT 06890;

  by telephone at (203) 259-7843, extension 33224;

  by fax at (203) 256-3367; or

  by calling the Company's corporate communications telephone “hotline” at 1-800-826-6762 or emailing the hotline at sturm-ruger@hotlines.com. These hotlines are monitored 24 hours a day, 7 days a week.
     Stockholders or interested parties may also communicate in writing any questions or other communications to the management Directors of the Board in the same manner.

     Stockholders may contact the Corporate Secretary at (203) 259-7843 or Computershare Investor Services, LLC, which is the Company's stock transfer agent, at (312) 360-5190 or www.computershare.com for questions regarding routine stockholder matters.

OTHER MATTERS

     Management of the Company does not intend to present any business at the Meeting other than as set forth in Proposal 1 and 2 of the attached Notice of Annual Meeting of Stockholders, and it has no information that others will present any other business at the Meeting. If other matters requiring the vote of the stockholders properly come before the Meeting, it is the intention of the persons named in the proxy to vote the shares represented thereby in accordance with their judgment on such matters.

     The Company, upon written request, will provide without charge to each person entitled to vote at the Meeting a copy of its Annual Report on Securities and Exchange Commission Form 10-K for the year ended December 31, 2009, including the financial statements and financial statement schedules. Such requests may be directed to Leslie M. Gasper, Corporate Secretary, Sturm, Ruger & Company, Inc., Lacey Place, Southport, Connecticut 06890.

BY ORDER OF THE BOARD OF DIRECTORS

Leslie M. Gasper
Corporate Secretary
Southport, Connecticut
March 15, 2010

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6
Electronic Voting Instructions
You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 28, 2010.
Vote by Internet
Log on to the Internet and go to www.envisionreports.com/RGR Follow the steps outlined on the secured website.

Vote by telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.
  Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
  Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card	1234 5678 9012 345
▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Election of Directors — The Board of Directors unanimously recommends a Vote FOR the election of seven Directors:

1.	Nominees:			For	Withhold				For	Withhold				For	Withhold

	01	-	James E. Service	☐	☐	02	-	Michael O. Fifer	☐	☐	03	-	John A. Cosentino, Jr.	☐	☐

	04	-	C. Michael Jacobi	☐	☐	05	-	Amir P. Rosenthal	☐	☐	06	-	Ronald C. Whitaker	☐	☐

	07	-	Phillip C. Widman	☐	☐

B	Issues — The Board of Directors unanimously recommends a Vote FOR the following proposal:

		For	Against	Abstain
2.	The ratification of the appointment of McGladrey & Pullen, LLP as the Independent Auditors of the Company for the 2010 fiscal year.	☐	☐	☐

C	Non-Voting Items
Change of Address — Please print new address below.

D	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
When shares are held by joint tenants, both should sign. When signing as an attorney, as executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
Date (mm/dd/yyyy) — Please print date below.
/ /
Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

C 1234567890	J N T
1 U P X	0 2 5 0 1 9 1

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — STURM, RUGER & COMPANY, INC.

LACEY PLACE, SOUTHPORT, CONNECTICUT 06890

This Proxy is Solicited on Behalf of the Board of Directors
for the Annual Meeting of Stockholders to be held on April 28, 2010

The undersigned hereby appoints Michael O. Fifer and Leslie M. Gasper as Proxies, each with the full power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Sturm, Ruger & Company, Inc. (the "Company"), held of record by the undersigned on March 9, 2010 at the Annual Meeting of Stockholders to be held on April 28, 2010 or any adjournment or postponement thereof.

The proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” the election of all Directors and “FOR” Proposal 2 and at their discretion on any other matter that may properly come before the meeting. Please sign exactly as name appears on other side of this proxy form.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)